Exhibit 10.3
U.S. SECURITY AGREEMENT
dated as of
February 14, 2006
among
NORTEL NETWORKS INC.
the SUBSIDIARY LIEN GRANTORS
from time to time party hereto,
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent
and
EXPORT DEVELOPMENT CANADA,
as provider of the EDC Support Facility

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SCHEDULES:

Schedule 1	Pledged Equity Interests Owned Directly by Lien Grantors

Schedule 2	Other Pledged Securities Owned Directly by Lien Grantors

Schedule 3	Collateral Description

Schedule 4	Asset and Revenue Disclosure

Schedule 5	Principal U.S. Cash Management Accounts of Lien Grantors

EXHIBITS:

Exhibit A	Security Agreement Supplement

Exhibit B	Copyright Security Agreement

Exhibit C	Patent Security Agreement

Exhibit D	Trademark Security Agreement

Exhibit E	Design Security Agreement

Exhibit F	Perfection Certificate

Exhibit G	Issuer Control Agreement

Exhibit H	Securities Account Control Agreement

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U.S. SECURITY AGREEMENT
     AGREEMENT dated as of February 14, 2006 (the “Effective Date”) among NORTEL NETWORKS INC. (with its successors, “NNI”), the SUBSIDIARY LIEN GRANTORS from time to time party hereto, Export Development Canada, as provider of the EDC Support Facility and JPMORGAN CHASE BANK, N.A., as Collateral Agent.
     WHEREAS, NNI, as borrower, certain financial institutions, as lenders and agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, are parties to a Credit Agreement dated as of February 14, 2006 (as amended from time to time so long as the principal amount of loans thereunder does not exceed US$1,300,000,000, the “2006 Credit Agreement”); and
     WHEREAS, pursuant to the 2006 Credit Agreement, NNI and its U.S. Subsidiaries (as defined below) are required to enter into a U.S. Security Agreement in the form hereof;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     (a) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Contract	9-102
Commodity Customer	9-102
Commodity Intermediary	9-102
Deposit Account	9-102
Document	9-102
Electronic Chattel Paper	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Goods	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Issuer	5-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Tangible Chattel Paper	9-102
Uncertificated Security	8-102

     (b) Additional Definitions. The following additional terms, as used herein, have the following meanings:
     “1988 Indenture” means the Indenture dated as of November 30, 1988 among NNL, the subsidiary guarantors party thereto and The Bank of New York, as successor to The Toronto-Dominion Bank Trust Company as trustee, as amended from time to time.
     “2023 Notes” means the 6 7/8% Notes due 2023 issued by NNL pursuant to the 1988 Indenture.
     “Additional Collateral Liens” means with respect to any item of Collateral, Liens on such Collateral which are not in contravention of Section 5.09 of the 2006 Credit Agreement.
     “Bank Termination Date” means the first date on which all of the following conditions are satisfied:
     (i) all commitments to extend credit under the 2006 Credit Agreement shall have expired or been terminated;
     (ii) all Tranche A Obligations that are Non-Contingent Obligations (including without limitation principal of and interest on the Loans) shall have been indefeasibly paid in full; and
     (iii) no Tranche A Obligation that is a Contingent Secured Obligation shall remain outstanding, other than any Tranche A Obligation arising under general indemnification provisions (such as those set forth in Sections 8.03, 8.04 and 9.03 of the 2006 Credit Agreement) and the like, as to which no claim has been asserted on or prior to such date.
     “Bond Obligations” means all principal of and interest (including, without limitation, any Post-Petition Interest) on and other amounts payable under the 2023 Notes.
     “Business Day” means a day on which chartered banks are open for over-the-counter business in New York and excludes Saturdays, Sundays and statutory holidays therein.
     “Canadian Copyrights” means all the following:
     (i) all copyrights and intangibles of like nature under the laws of Canada or any other country (other than the United States of America) (whether or not the underlying works of authorship have been published) that any Lien Grantor now or hereafter owns or uses, including:
     (ii) all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of Canada or any other country, including all registrations, recordings and applications in the Canadian Intellectual Property Office or in any similar office or agency or in any other country or any political subdivision thereof (other than the United States of America or any political subdivision thereof), including those described in Schedule 1 to any Copyright Security Agreement,
     (iii) all restorations, extensions or renewals of any of the foregoing,
     (iv) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and
     (v) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Canadian Intellectual Property Filing” means (i) with respect to any Patent, Design, Copyright or Trademark, the filing of the applicable Patent Security Agreement, Design Security Agreement, Copyright Security Agreement or Trademark Security Agreement with the Canadian Intellectual Property Office, together with an appropriately completed recordation form and (ii) with respect to any copyright, the filing of the applicable

Copyright Security Agreement with the Canadian Intellectual Property Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Material Recordable Intellectual Property.
     “Canadian Patents” means:
     (i) all letters patent of invention issued by Canada or any other country (other than the United States of America) and all applications for letters patent and all registrations and recordings thereof pending before the Canadian Intellectual Property Office including those described in Schedule 1 to any Patent Security Agreement or in any similar office or agency in any other country,
     (ii) all reissues, divisions, continuations, continuations-in-part, revisions and extensions of any of the foregoing,
     (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and
     (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Canadian Security Agreement” means the Canadian security agreement dated as of the date hereof among NNC, NNL, the Subsidiaries from time to time party thereto, JPMorgan Chase Bank, N.A., as Collateral Agent, and EDC, as amended from time to time.
     “Canadian Subsidiary” means, with respect to any Person, any Subsidiary of such Person (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of Canada or one of the Provinces or Territories of Canada.
     “Canadian Trademarks” means all of the following, whether registered or unregistered and whether now owned, used or hereafter acquired or used by any Lien Grantor:
     (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, all registrations and recordings thereof, and the rights in any of the foregoing which arise under applicable law;
     (ii) the goodwill of the business symbolized thereby or associated with each of them;
     (iii) all registrations and applications in connection therewith, including registrations, recordings and applications in the Canadian Intellectual Property Office or in any similar office in any country (other than the United States of America or any political subdivision thereof), including those described in Schedule 1 to any Trademark Security Agreement;
     (iv) all extensions or renewals of any of the foregoing;
     (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and
     (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Cash Collateral Accounts” has the meaning specified in Section 8(a).

     “Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.
     “Collateral” means all property of any Lien Grantor, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to, and has not been released in accordance with, the Security Documents. When used with respect to a specific Lien Grantor, the term “Collateral” means any of the foregoing Collateral in which such a Lien is so granted or purports to be so granted by such Lien Grantor and has not been so released.
     “Collateral Accounts” means the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.
     “Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under this Agreement and the other Security Documents, and its successors in such capacity.
     “Commodity Account Control Agreement” means, with respect to any Commodity Account as to which a Lien Grantor is the Commodity Customer, an agreement by such Lien Grantor, the Collateral Agent and the relevant Commodity Intermediary that the Commodity Intermediary will apply any value distributed on account of the Commodity Contracts carried in such Commodity Account as directed by the Collateral Agent without further consent by such Lien Grantor. Each such agreement must be reasonably satisfactory in form and substance to the Collateral Agent.
     “Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of NNC in accordance with GAAP in its consolidated financial statements if such statements were prepared as of such date.
     “Contingent Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is: (i) an obligation under a Designated Hedging Agreement to make payments that cannot be quantified at such time, (ii) any other obligation (including any guarantee) that is contingent in nature at such time or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
     “Control” has the following meanings: (i) when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106, (ii) when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104, (iii) when used with respect to any Commodity Account or Commodity Contract, the meaning specified in UCC Section 9-106(b) and (iv) when used with respect to any right to payment or performance by the issuer or a Nominated Person in respect of a letter of credit, the meaning specified in UCC Section 9-107.
     “Controlled Commodity Account” means a Commodity Account as to which (i) a Lien Grantor is the Commodity Customer and (ii) a Commodity Account Control Agreement is in effect.
     “Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).
     “Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary whose jurisdiction (within the meaning of the UCC ) is in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Collateral Agent and such Securities Intermediary.
     “Copyright License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Canadian Copyright or U.S. Copyright is in existence or may come into existence.
     “Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit B, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Covered Canadian Asset” means accounts receivable, contract rights and intellectual property that are “intangibles” as defined by the Ontario Personal Property Security Act and, for greater certainty, that are not “goods”, “chattel paper”, “documents of title”, “instruments”, “money” or “securities” as defined by the Ontario Personal Property Security Act.
     “Credit Agreements” means the EDC Support Facility, and the 2006 Credit Agreement; and any reference to the “principal amount” of or outstanding under any Credit Agreement includes the outstanding principal or face amount of obligations, contingent or otherwise, of NNL and its Subsidiaries under the EDC Support Facility.
     “Deposit Account Control Agreement” means, with respect to any Deposit Account of any Lien Grantor maintained with a Depositary Bank whose jurisdiction (within the meaning of the UCC ) is in the United States of America, an agreement among such Lien Grantor, the Collateral Agent and the relevant Depositary Bank, set forth in an Authenticated Record, (i) that such Depositary Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by such Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and fees and any uncollected funds previously credited thereto).
     “Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.
     “Designated Hedging Agreement” has the meaning specified in Section 21.
     “Design License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Design now or hereafter in existence, whether or not registered or recorded and whether or not an application shall, or is intended to be filed in respect thereof.
     “Design Security Agreement” means a Design Security Agreement, substantially in the form of Exhibit E, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Designs” means all industrial designs, design patents and other designs under the laws of Canada that any Lien Grantor now or hereafter owns or uses, including:
     (i) all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications that have been or shall be made or filed in the Canadian Intellectual Property Office,
     (ii) all records, reissues, extensions or renewals of any of the foregoing,
     (iii) all claims for and rights to sue for, past or future infringements of any of the foregoing, and
     (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “EDC” means Export Development Canada, in its capacity as provider of the EDC Support Facility.
     “EDC Support Facility” means the facility made available by EDC to NNL pursuant to the Amended and Restated Master Facility Agreement dated October 24, 2005, as such agreement may be amended or supplemented from time to time, guaranteed by NNI and NNC pursuant to the Guarantee Agreement during the period in which the Guarantee Agreement is effective; provided that the face amount of obligations thereunder shall not exceed US$750,000,000.
     “EDC Support Facility Obligations” means all reimbursement and indemnity obligations, contingent or otherwise, and obligations to repay interest and fees of NNL under the EDC Support Facility.
     “Effective Date” has the meaning specified in the preamble.
     “Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.
     “Event of Default” means the occurrence and continuance of any “Event of Default” as defined in the 2006 Credit Agreement.
     “Financing Lease” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.
     “Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States and Canada.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by NNC’s independent public accountants) with the most recent audited consolidated financial statements of NNC and its Consolidated Subsidiaries delivered to the Collateral Agent.
     “Guarantee Agreement” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.
     “Hedging Agreement” means (i) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement and (ii) any hedging agreement in respect of common stock entered into in order to hedge exposure under stock option plans or other benefit plans for employees, directors or consultants of NNC and its Subsidiaries, but in each case only if such agreement or arrangement is entered into with a Lender or an affiliate thereof.
     “Illiquid Collateral” means Collateral other than the Liquid Collateral.
     “Indenture Trustee” means The Bank of New York, as successor to The Toronto-Dominion Bank Trust Company, as trustee under the 1988 Indenture and its successors in such capacity.
     “Intellectual Property” means (i) Canadian Patents, (ii) Canadian Patent Licenses, (iii) Canadian Trademarks, (iv) Designs, (v) Design Licenses (vi) Canadian Copyrights, (vii) U.S. Patents, (viii) U.S. Trademarks, (ix) U.S. Copyrights, and all rights in or under any of the foregoing.
     “Intellectual Property Filing” means any Canadian Intellectual Property Filing or U.S. Intellectual Property Filing.
     “Intellectual Property Security Agreement” means a Copyright Security Agreement, a Design Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.
     “Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit F (with any changes that the Collateral Agent shall have reasonably approved).

     “Lender” means each Lender holding a Tranche A Commitment or a Tranche A Loan under the 2006 Credit Agreement.
     “Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Lien Grantors” means NNL, NNI and the Subsidiary Lien Grantors.
     “Liquid Collateral” means (i) Pledged Accounts, (ii) Pledged Chattel Paper, (iii) Pledged Instruments, (iv) the Cash Collateral Accounts, (v) the Controlled Deposit Accounts, (vi) the Controlled Securities Accounts, (vii) Pledged Intellectual Property and (viii) any Pledged Uncertificated Security evidencing money market funds.
     “Liquid Investment” means a Permitted Investment (other than commercial paper) that matures within 30 days after it is first included in the Collateral.
     “LLC Interest” means a membership interest or similar interest in a limited liability company.
     “Loan” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.
     “Loan Documents” means the Credit Agreements (including the notes thereunder) and the Security Documents.
     “Material Commercial Tort Claim” means any Commercial Tort Claim with a fair market value (as determined in good faith by the applicable Lien Grantor) in excess of $10,000,000.
     “Material Government Contract” means a contract, between a Lien Grantor and either (i) the federal government of the United States or any agency or instrumentality thereof or (ii) a state or local government or any agency or instrumentality thereof, that provides (or can reasonably be expected to provide, based on orders received as of such time) for future payments to such Lien Grantor in an aggregate amount exceeding (x) for the purpose of the first sentence of Section 3(n), $50,000,000 and (y) for the purpose of the second sentence of Section 3(n), $10,000,000.
     “Material Intellectual Property” means, with respect to any Lien Grantor and at any time, any Intellectual Property that is one of the 100 most valuable items of Intellectual Property owned by the NNC Companies at such time to the business of the NNC Companies taken as a whole, as such business is presently conducted or proposed to be conducted, as reasonably determined by the Lien Grantors, acting in their reasonable discretion.
     “Material Recordable Intellectual Property” means, at any time, the Recordable Intellectual Property that is Material Intellectual Property.
     “NGSH” means Nortel Government Solutions Holdings Corporation, a Delaware corporation, and its successors.
     “NNC” means Nortel Networks Corporation, a Canadian corporation, and its successors.
     “NNC Companies” means, collectively, NNC and any of its Subsidiaries.
     “NNL” means Nortel Networks Limited, a Canadian corporation, and its successors.
     “Nominated Person” means a Person whom the issuer of a letter of credit (i) designates or authorizes to pay, accept, negotiate or otherwise give value under such letter of credit and (ii) undertakes by agreement or custom and practice to reimburse.

     “Non-Contingent Secured Obligation” means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.
     “own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.
     “Partnership Interest” means a partnership interest, whether general or limited.
     “Patent License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Canadian Patent or U.S. Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not.
     “Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Perfection Certificate” means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit E, completed and supplemented with the schedules contemplated thereby to the satisfaction of the Collateral Agent, and signed by an officer of such Lien Grantor.
     “Permitted Liens” means (i) the Transaction Liens and (ii) Additional Collateral Liens.
     “Permitted Receivables Financing” means (i) any Qualified Receivables Transaction and (ii) and any Receivables Transaction after giving effect to which the mandatory prepayment provisions of the Syndicated Credit Agreement are not contravened.
     “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Pledged,” when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time pursuant to the terms of this Agreement. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time and “Pledged letter of credit” means a letter of credit that creates rights to payment or performance that are included in the Collateral at such time.
     “Post-Petition Interest” means, with respect to any obligation of any Person, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of such Person (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
     “Purchase Money Mortgage” means, with respect to any Lien Grantor, (i) a mortgage on or security interest in property existing at the time of acquisition thereof by such Lien Grantor and not incurred in contemplation of such acquisition and (ii) any mortgage on or security interest in any property acquired, constructed or improved by such Lien Grantor incurred after the date hereof which is related solely to, and is created or assumed contemporaneously with, or within 180 days after, such acquisition, or completion of such construction or improvement, to secure or provide for the payment of the purchase price thereof or the cost of construction or improvement thereon incurred after the date hereof (including the cost of any underlying real property); provided that in the case of any such acquisition, construction or improvement, the mortgage or security interest shall not apply to any after acquired property of such Grantor (other than improvements thereon and fixtures) or to any property previously owned by such Lien Grantor other than, in the case of any such construction or improvement, any real property, theretofore substantially unimproved for the purposes of such Lien Grantor, on which the property so constructed, or the improvement, is located and other than a fixture on the real property on which the property so constructed, or the improvement, is located; and provided further that the amount secured by the mortgage or security interest shall not exceed the purchase price thereof or the cost of construction or improvement thereon plus reasonable fees and expenses with respect thereto.
     “Qualified Receivables Transaction” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.
     “Ratio” means, at any time, the ratio of (i) the principal amount of the Bond Obligations to (ii) the sum of (A) the Tranche A Obligations at such time and (B) the aggregate principal amount of any “Support” (as defined in the EDC Support Facility) outstanding under the EDC Support Facility.
     “Receivables Transaction” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.
     “Recordable Intellectual Property” means (A) (i) U.S. Patents (other than U.S. Patents described in clauses (iii) and (iv) of the definition thereof) registered with the United States Patent and U.S. Trademarks (other than Trademarks described in clauses (v) and (vi) of the definition thereof) registered with the United States Patent and Trademark Office, (ii) U.S. Copyrights (other than U.S. Copyrights described in clauses (iii) and (iv) of the definition thereof) registered with the United States Copyright Office and (iii) all rights in or under any of the foregoing.
     (B) (i) Canadian Patents (other than Canadian Patents described in clauses (iii) and (iv) of the definition thereof) registered with the Canadian Patent and Canadian Trademarks (other than Trademarks described in clauses (v) and (vi) of the definition thereof) registered with the Canadian Patent and Trademark Office, (ii) Canadian Copyrights (other than Canadian Copyrights described in clauses (iii) and (iv) of the definition thereof) registered with the Canadian Copyright Office and (iii) Designs (other than Designs described in clauses (iii) and (iv) of the definition thereof) registered with the Canadian Intellectual Property Office, and all rights in or under any of the foregoing.
     “Related Transferred Rights” means (i) Transferred Receivables, (ii) rights to payment and collections in respect of such Transferred Receivables, (iii) Supporting Obligations in respect of such Transferred Receivables, (iv) all invoices, documents, books, records and other information with respect to such Transferred Receivables or the obligors thereon, (v) with respect to any such Transferred Receivables, the transferee’s interest in the product (including returned product), the sale of which by such transferee gave rise to such Transferred Receivables and (vi) all Proceeds of the items described in the foregoing clauses.
     “Required Secured Lenders” means, with respect to any amendment or waiver hereunder (including any release of Collateral pursuant to Section 19(g)) Lenders having the percentage of the Tranche A Commitments and Tranche A Loans specified by Section 9.05 of the 2006 Credit Agreement in order to approve such action; provided, that if any amendment or waiver hereunder that would (A) provide any additional benefits to the Lenders which are not also provided to EDC, (B) alter the application of proceeds of Collateral in any manner adverse to EDC or (C) increase the amount of obligations that are permitted to be secured by the Collateral (except as expressly contemplated hereby), then the consent of the “Required Secured Lenders” shall not be deemed to have been obtained unless EDC shall have also consented to such amendment or waiver.
     “Secured Agreement,” when used with respect to any Secured Obligation of any Lien Grantor, refers collectively to each instrument, agreement or other document that sets forth obligations of such Lien Grantor and/or rights of the holder with respect to such Secured Obligation.
     “Secured Obligations” means (i) the Tranche A Obligations, (ii) the Bond Obligations, (iii) the EDC Support Facility Obligations and (iv) any obligation of any Lien Grantor under a Designated Hedging Agreement.

     “Secured Parties” means the holders from time to time of the Secured Obligations.
     “Securities Account Control Agreement” means, when used with respect to a Securities Account, a Securities Account Control Agreement substantially in the form of Exhibit G (with any changes that the Collateral Agent shall have reasonably approved) among the relevant Securities Intermediary, the relevant Lien Grantor and the Collateral Agent to the effect that such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent with respect to such Securities Account without further consent by the relevant Lien Grantor.
     “Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 20 and/or adding additional personal property to the Collateral.
     “Security Documents” means this Agreement, the Canadian Security Agreement, the Security Agreement Supplements, the Commodity Account Control Agreements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements or similar instruments delivered pursuant to any Credit Agreement or any other Security Document.
     “Specified Canadian Assets” means all Chattel Paper, Goods, Equipment, Instruments, Inventory (other than any Inventory in transit), Deposit Accounts and all money contained therein, Security Accounts and all Investment Property contained therein, in each case, that are directly owned by NNI and located in Canada or any province thereof.
     “Specified Event of Default” means an event described in Section 6.01(a)(including without limitation as a result of the acceleration of the Loans prior to their stated maturity), (f), or (g) of the 2006 Credit Agreement or any Event of Default caused by a breach of any financial covenant contained in the 2006 Credit Agreement.
     “Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of NNI.
     “Subsidiary Guarantor” means NNI and any “Subsidiary Guarantor” as defined in the Canadian Security Agreement.
     “Subsidiary Lien Grantors” means each Subsidiary of NNC that shall, at any time after the date hereof, become a “Subsidiary Lien Grantor” pursuant to Section 20.
     “Supporting Letter of Credit” means a letter of credit to the extent that it constitutes a Supporting Obligation with respect to any Collateral.
     “Total Collateral” means all the “Collateral” as defined in any Security Document, taken as a whole.
     “Trademark License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any U.S. Trademark or Canadian Trademark.
     “Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Tranche A Commitment” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.
     “Tranche A Loan” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.

     “Tranche A Note” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement.
     “Tranche A Obligations” means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any Tranche A Loan and (ii) all other amounts payable by NNL in connection with the Tranche A Loans under the 2006 Credit Agreement.
     “Transaction Liens” means the Liens granted by the Lien Grantors under the Security Documents.
     “Transferred Receivables” means any receivables that have been sold, pledged, contributed or otherwise transferred in connection with a Permitted Receivables Financing.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “U.S. Copyrights” means all the following: (i) all copyrights under the laws of the United States (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “U.S. Intellectual Property Filing” means (i) with respect to any Patent or Trademark, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form and (ii) with respect to any Copyright, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Material Recordable Intellectual Property.
     “U.S. Subsidiary” means, with respect to any Person, any Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of the United States or any state thereof.
     “U.S. Patents” means (i) all letters patent and design letters patent issued by the United States and all applications for letters patent or design letters patent pending before the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “U.S. Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), any reference herein to any Person shall be construed to include such Person’s successors and assigns, the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 2. Grant of Transaction Liens. (a) Each Lien Grantor, in order to secure the Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following personal property of such Lien Grantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Deposit Accounts and all money contained therein;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all Goods;
     (vii) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);
     (viii) all Instruments;
     (ix) all Inventory;
     (x) all Investment Property;
     (xi) all Letter-of-Credit Rights;
     (xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Lien Grantor pertaining to any of its Collateral;
     (xiii) such Lien Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Agent; and
     (xiv) all Proceeds of the Collateral described in the foregoing clauses 3(a)(i) through 3(a)(xiii);

     provided that, with respect to the security interests granted by each Lien Grantor, the following property shall be excluded from the foregoing security interests: (A) rights of any Lien Grantor under a lease, general intangible or other rights arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a Transaction Lien therein would (i) violate any law applicable to such Lien Grantor, or (ii) violate any restriction that is enforceable under applicable law in favor of any Person (other than any NNC Company), or result in an enforceable right in any Person (other than any NNC Company) to declare a default or an enforceable right to terminate or annul such lease, general intangible or other right but only for so long as any of the foregoing circumstances described in this clause (A) exists with respect to any such property (including after the application of Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the UCC), (B) (i) the Equity Interests and debt of NGSH, any direct or indirect Subsidiary of NGSH and, for so long as it is a tax exempt organization under Sec. 501(3) of the Internal Revenue Code, Nortel LearnIT, a Virginia non-stock corporation and (ii) any Equity Interests in or any debt of any Person, in each case, to the extent and only for so long as the grant of the Transaction Liens therein would constitute a violation of any provision of any shareholder agreement or other agreement with respect to such Equity Interests or debt among such Lien Grantors and any other holders of Equity Interests or debt of such Person (other than any NNC Company), (C) any assets of such Lien Grantor that constitute Transferred Receivables and Related Transferred Rights on the date on which such Lien Grantor becomes a party to this Agreement, (D) any asset of such Lien Grantor for so long as such asset is subject to a Purchase Money Mortgage that purports to prohibit a grant of the Transaction Liens thereon, (E) any Equity Interests in any Person organized under the laws of any jurisdiction outside of the United States or Canada, (F) any Equity Interests in any Canadian Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Subsidiary, (G) any Equity Interests in any Person the grant of a Transaction Lien on which would require the inclusion of separate financial statements of such Person in the filings by any NNC Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except to the extent such financial statements are currently being provided in the Exchange Act filings of any NNC Company on the Effective Date, (H) NNI’s securities account numbered 10-877864 with HSBC Bank USA National Association or an affiliate thereof and the Investment Property contained therein, (I) Deposit Accounts for which the relevant Depositary Bank’s jurisdiction is in Canada, (J) Securities Accounts for which the relevant Securities Intermediary’s jurisdiction is in Canada, and (K) any asset of NNI, other than any Covered Canadian Assets, for which the conflict of laws rules applicable in Canada or any province or territory thereof (a “Canadian Jurisdiction”) provide that (i) the validity, perfection or effect of perfection of the security interest purported to be created hereby would be governed by the laws of a Canadian Jurisdiction (provided that this clause (i) shall not apply as result of any change in the conflict of laws rules applicable to a Canadian Jurisdiction which (X) becomes effective after the Effective Date and (Y) provides that the validity, perfection or effect of perfection of the security interest purported to be created hereby in Goods, Inventory or Equipment located in the United States of America would be governed by the laws of a Canadian Jurisdiction) or (ii) the situs of the asset is a Canadian Jurisdiction.
     The security interests granted by each Lien Grantor pursuant to this Section 2 shall terminate in accordance with Section 19.
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in any Supporting Obligation.
     (c) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.
     Section 3. General Representations, Warranties and Covenants. Each Lien Grantor represents and warrants, on the Effective Date, and covenants, where indicated below, as follows:
     (a) Each Lien Grantor represents and warrants that on the Effective Date such Lien Grantor is a corporation or other business organization duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.
     (b) Each Lien Grantor represents and warrants, on the Effective Date, that Schedule 1 lists all Pledged Equity Interests (except Equity Interests constituting minority investments in any Person other than an NNC

Company) owned by such Lien Grantor and held directly by such Lien Grantor (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).
     (c) Each Lien Grantor represents and warrants, on the Effective Date, that Schedule 2 lists all Pledged Securities not credited to a Securities Account and owned directly by such Lien Grantor on the date of delivery of such Schedule 2 (except (i) Securities listed on Schedule 1 and (ii) Equity Interests constituting minority investments in any Person other than an NNC Company), each Securities Account to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements, so long as Financial Assets with a fair market value in excess of $5,000,000 are credited to such Securities Account as of the date of delivery of such Schedule 2 and all Commodity Accounts in respect of which such Lien Grantor is the Commodity Customer on the date of delivery of such Schedule 2.
     (d) Each Lien Grantor represents and warrants, on the Effective Date, that such Lien Grantor has provided to the Collateral Agent a written notice setting forth a list of the Material Intellectual Property at such time.
     (e) Each Lien Grantor represents and warrants, on the Effective Date, that all Pledged Equity Interests owned by such Lien Grantor at such time are owned by it free and clear of any Lien other than the Transaction Liens, and any tax liens, judgment liens, put/call arrangements and Liens existing on the Effective Date. Each Lien Grantor covenants that it will cause all Pledged Equity Interests owned by such Lien Grantor from time to time to be owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any other Permitted Liens. Such Lien Grantor represents and warrants, on the Effective Date, that all shares of capital stock included in such Pledged Equity Interests at such time with respect to a Subsidiary of such Lien Grantor (including shares of capital stock in respect of which such Lien Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. Such Lien Grantor covenants that it will ensure that none of the Pledged Equity Interests with respect to a Subsidiary of such Lien Grantor are subject to any option to purchase or similar right of any Person.
     (f) Each Lien Grantor represents and warrants that, on the Effective Date, such Lien Grantor owns or has rights in all of its Collateral, free and clear of any Lien other than Permitted Liens.
     (g) Each Lien Grantor represents and warrants that, on the Effective Date, no financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in the United States in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens and no Collateral owned by such Lien Grantor is in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.
     (h) Each Lien Grantor represents and warrants, on the Effective Date, that, to the extent attachment and creation of the Transaction Liens is governed by the laws of a jurisdiction in the United States (including the UCC), the Transaction Liens on all Collateral owned by such Lien Grantor at such time have been validly created, attach to each item of such Collateral on the date hereof (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and when so attached, will secure all the Secured Obligations of such Lien Grantor.
     (i) Each Lien Grantor represents and warrants that, on or prior to the Effective Date, such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent and that the information set forth therein is correct and complete as of the date of delivery thereof. Each Lien Grantor represents and warrants that, as of September 30, 2005, the financial information set forth on Schedule 4 fairly presented the asset and revenue information set forth therein.
     (j) Each Lien Grantor represents and warrants, on the Effective Date, that when a UCC financing statement describing the Collateral as set forth in Schedule 3 has been filed in the offices specified in such Perfection Certificate (as amended pursuant to Section 3(a)) as being such Lien Grantor’s jurisdiction of organization (if such Lien Grantor is a “registered organization” within the meaning of the UCC) or chief executive office (if such Lien Grantor is not a “registered organization” within the meaning of the UCC), the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior, in the case of Collateral other than (x) fixtures, (y) Collateral with respect to which Intellectual Property Filings must be made in order to perfect a Lien thereon and (z) unregistered Copyrights, to the extent applicable law does not permit unregistered Copyrights to be perfected by the filing of a UCC financing statement, to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor’s Material Recordable Intellectual Property (including any future filings required pursuant to Sections 4(a) and 5(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Material Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings and filings with respect to Intellectual Property (other than Material Recordable Intellectual Property) to the extent applicable law does not permit a Lien thereon to be perfected by the filing of a UCC financing statement and (iii) with respect to motor vehicles, the delivery of the certificates of title with respect thereto, no registration, recordation or filing with any U.S. governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection under the UCC or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens (it being understood that any disposition of Collateral constituting Investment Property is subject to applicable securities laws).
     (k) Each Lien Grantor represents and warrants that, on the Effective Date, such Lien Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper in an amount in excess of $3,000,000 (per Account or obligation evidenced by Chattel Paper) purchased or otherwise acquired by it, as against its assignors and creditors of its assignors. Such Lien Grantor covenants that it will take all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper in an amount in excess of $3,000,000 (per Account or obligation evidenced by Chattel Paper) purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.
     (l) Each Lien Grantor represents and warrants that, on the Effective Date, no Lien Grantor is the claimant with respect to any Material Commercial Tort Claim; provided that such representation is not made with respect to any Commercial Tort Claim arising in a jurisdiction outside the United States. Such Lien Grantor covenants that if it acquires a Material Commercial Tort Claim arising in the United States, such Lien Grantor will promptly sign and deliver a Security Agreement Supplement granting a Security Interest in such Commercial Tort Claim (which shall be described therein in specificity required to satisfy Official Comment 5 to UCC Section 9-108) to the Collateral Agent for the benefit of the Secured Parties.
     (m) Each Lien Grantor represents and warrants that, on the Effective Date, no Lien Grantor is the beneficiary under any Letter of Credit in a maximum face amount in excess of $10,000,000 (other than a Supporting Letter of Credit) with respect to which the Collateral Agent has not been granted Control.
     (n) Each Lien Grantor represents and warrants that, on the Effective Date, such Lien Grantor is not a party to any Material Government Contract, except as disclosed in writing to the Collateral Agent on or prior to such time. Each Lien Grantor covenants that, if a Specified Event of Default shall have occurred and is continuing, such Lien Grantor will, promptly at the request of the Collateral Agent, execute and deliver to the Collateral Agent with respect to Pledged Material Government Contracts all assignments, notices of assignment and other documents required to be filed with (x) any state or local government or agency or (y) the federal government of the United States or any agency or instrumentality thereof in accordance with the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727 and 41 U.S.C. Section 15 (the “Assignment of Claims Act”), in either case to insure compliance with the Assignment of Claims Act; provided that no such execution and delivery shall be required with respect to any Material Government Contract if such Material Government Contract is with the federal government of the United States or any agency or instrumentality thereof and such assignment is not of a type meeting the requirements of 31 U.S.C. Section 3727(c) of the Assignment of Claims Act, or a comparable provision if such Section is amended.
     (o) NNI represents and warrants, on the Effective Date, that the aggregate book value of the Specified Canadian Assets did not exceed $10,000,000 as of September 30, 2005. NNI covenants that it will not permit the aggregate book value of the Specified Canadian Assets to exceed $10,000,000 at any time.

     Section 4. Additional Covenants. Each Lien Grantor covenants as follows:
     (a) Such Lien Grantor authorizes the Collateral Agent to file financing statements or continuation statements with respect to the Collateral without any further consent of such Lien Grantor. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Such Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all Intellectual Property Filings in respect of Material Recordable Intellectual Property, so long as a Specified Event of Default shall have occurred and is continuing, Intellectual Property Filings with respect to other Recordable Intellectual Property (other than Trademarks) and other filings in the United States (other than Intellectual Property Filings with respect to Trademarks) required or requested for the purposes of creating, perfecting and preserving the Transaction Liens, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 19. The relevant Lien Grantor will pay the reasonable costs of, or incidental to, (i) any Intellectual Property Filings in respect of Material Recordable Intellectual Property, (ii) so long as a Specified Event of Default shall have occurred and is continuing, any Intellectual Property Filings with respect to other Recordable Intellectual Property (other than Trademarks) and (iii) any recording or filing of any UCC financing or continuation statements or other documents recorded or filed pursuant hereto.
     (b) [intentionally omitted].
     (c) Such Lien Grantor will use commercially reasonable efforts consistent with its customary commercial practice to cause to be collected from its account debtors, when due, all amounts owing under its Pledged Accounts (including delinquent Accounts, which will be collected in accordance with such Lien Grantor’s customary collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Accounts. Subject to the rights the Collateral Agent and the other Secured Parties may exercise hereunder if a Specified Event of Default shall have occurred and is continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts any extension or renewal of the time or times for payment, or settlement for less than the total unpaid balance, that such Lien Grantor finds appropriate in accordance with sound business judgment and refunds or credits, all in the ordinary course of its business and consistent with such Lien Grantor’s historical collection practices. The reasonable costs and out-of-pocket expenses (including reasonable attorney’s fees) of collection incurred by such Lien Grantor, and the reasonable costs and out-of-pocket expenses incurred by the Collateral Agent, shall be paid by such Lien Grantor.
     (d) Upon the occurrence and during the continuance of a Specified Event of Default, if payments with respect to any of such Lien Grantor’s Pledged Accounts are to be received in a lockbox or similar account, such Lien Grantor will at all times cause such lockbox or similar account to be a Controlled Deposit Account.
     (e) If a Specified Event of Default shall have occurred and is continuing, such Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Pledged Accounts that such Accounts have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Collateral Agent or its designee.
     (f) Such Lien Grantor will promptly deliver to the Collateral Agent as Collateral hereunder any Pledged Tangible Chattel Paper and any Pledged Instruments owned by such Lien Grantor, indorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment, with signatures appropriately guaranteed, all in form and substance reasonably satisfactory to the Collateral Agent; provided that no Lien Grantor shall be required to deliver any such Pledged Tangible Chattel Paper to the extent that it was entered into or provided in connection with vendor financing and any such Pledged Instrument or Pledged Tangible Chattel Paper to the extent the aggregate principal or face amount of such Pledged Instrument or Pledged Tangible Chattel Paper, as applicable, of such Lien Grantor does not exceed $10,000,000. Upon the delivery of any Pledged Tangible Chattel Paper or Pledged Instrument owned by such Lien Grantor to the Collateral Agent, the Transaction Lien on such Collateral will be subject to no prior Liens or rights of others. So long as no Specified Event of Default shall have occurred and is continuing, the Collateral Agent will, promptly upon request by the relevant Lien Grantor, make appropriate arrangements for making any Pledged Tangible Chattel Paper or Pledged Instrument available to the relevant Lien Grantor for purposes of presentation, collection, cancellation, amendment, compromise, sale or renewal.
     (g) No Lien Grantor shall be required to deliver to the Collateral Agent any certificate of title with respect to any motor vehicle constituting Collateral, or to stamp or otherwise mark any such certificate of title to reflect the security interest therein granted to the Collateral Agent pursuant to this Agreement.
     (h) Notwithstanding anything in this Agreement or any other Security Document to the contrary, no Lien Grantor shall be required to take any action in order to perfect the security interest of the Collateral Agent in any Collateral under the law of any jurisdiction outside of the United States.
     Section 5. Recordable Intellectual Property. Each Lien Grantor covenants as follows:
     (a) On the date on which it becomes a party to this Agreement, such Lien Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Material Recordable Intellectual Property then owned by it. Within 30 days after each March 31, June 30, September 30 and December 31, such Lien Grantor will sign and deliver to the Collateral Agent any Intellectual Property Security Agreement provided by the Collateral Agent and necessary to grant Transaction Liens on all Material Recordable Intellectual Property owned by it on such March 31, June 30, September 30 and December 31 that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will, as soon as practicable upon the request of the Collateral Agent, provide the Collateral Agent with all documentation necessary in order to enable the Collateral Agent to make all Intellectual Property Filings necessary to perfect the Transaction Liens on Material Recordable Intellectual Property.
     (b) Such Lien Grantor will maintain its Material Intellectual Property in a commercially reasonable, prudent manner consistent with its past practices and with respect to any Material Intellectual Property which has been infringed, misappropriated or diluted, in each case in a material respect, by a third party, the relevant Lien Grantor will, unless such Lien Grantor shall reasonably determine that such action would be of negligible value, economic or otherwise, take commercially reasonable steps consistent with its past practices to sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and/or take such other actions as such Lien Grantor shall reasonably deem appropriate under the circumstances to protect such Material Intellectual Property.
     Section 6. Investment Property. Each Lien Grantor represents and warrants, at the times set forth below, and covenants, where indicated below, as follows:
     (a) Certificated Securities. Such Lien Grantor represents and warrants that, as of the Effective Date, such Lien Grantor has delivered to the Collateral Agent as Collateral hereunder all certificates representing (i) any Pledged Certificated Security of any Subsidiary and (ii) any other Pledged Certificated Security owned as of such date by such Lien Grantor and not credited to a Securities Account having a fair market value in excess of $3,000,000 (other than certificates evidencing Equity Interests constituting minority investments in privately held companies). Such Lien Grantor covenants that whenever such Lien Grantor acquires any certificate representing a Pledged Certificated Security described in clauses (i) or (ii) of the immediately preceding sentence, such Lien Grantor will as promptly as practicable deliver such certificate to the Collateral Agent as Collateral hereunder; provided that such Lien Grantor shall not be required to deliver any Pledged Certificated Security which such Lien Grantor intends to sell within 90 days of its acquisition thereof until the 91st day following such acquisition provided that no Event of Default shall have occurred and is continuing.
     (b) Uncertificated Securities. Each Lien Grantor covenants to enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement on or prior to April 30, 2006 (or such later date as to which the Collateral Agent may consent in its sole discretion) in respect of each Pledged Uncertificated Security owned by such Lien Grantor as of such date and not credited to a Securities Account evidencing any Pledged Uncertificated Security of a U.S. or Canadian issuer owned by such Lien Grantor as of such date, not credited to a Securities Account and having a fair market value in excess of $5,000,000 (except Securities evidencing Equity Interests in Subsidiaries and Equity Interest constituting minority investments in privately held companies), and deliver each such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Each Lien Grantor represents and warrants that, as of the Effective Date, no Pledged Equity Interests of any U.S. Subsidiary or any Canadian Subsidiary of any Lien Grantor is an Uncertificated Security. Such Lien Grantor covenants that whenever such Lien Grantor acquires any other Pledged Uncertificated Security meeting the requirements set forth in the two immediately preceding sentences, such Lien Grantor will enter into (and cause the relevant issuer to enter into), as promptly as practicable, an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same); provided that such Lien Grantor shall not be deemed in breach of this covenant if any such agreement shall fail to be finalized solely other than as a result of any action or inaction on the part of such Lien Grantor or, if the issuer under any such agreement is a Subsidiary, the issuer.
     (c) Security Entitlements. Each Lien Grantor covenants to enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement on or prior to April 30, 2006 (or such later date as to which the Collateral Agent may consent in its sole discretion) (the “Required Securities Account Control Agreement Date”) in respect of any Pledged Security Entitlement owned by it at such time with a fair market value (together with all other Financial Assets credited to the same Securities Account) in excess of $5,000,000 and the Securities Account to which such underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same) unless such agreement has not been entered into solely other than as a result of any action or inaction on the part of such Lien Grantor; provided that the Lien Grantors shall only be required to comply with this covenant with respect to Securities Accounts for which the relevant Securities Intermediary’s jurisdiction is in the United States. Except as permitted by Section 19, such Lien Grantor shall not, on or prior to the Required Securities Account Control Agreement Date, transfer Pledged Securities Entitlements out of any Controlled Securities Account for the principal purpose of preventing the Collateral Agent from having a perfected lien in such Pledged Securities Entitlements (it being understood that nothing herein shall prevent any Lien Grantor from withdrawing cash from any Pledged Securities Entitlements for any other purpose). Such Lien Grantor covenants that whenever such Lien Grantor acquires any other Pledged Security Entitlements the underlying Financial Assets of which, together with all other Financial Assets credited to the same Securities Account, have an aggregate fair market value in excess of $5,000,000, such Lien Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account; provided that the Lien Grantors shall not be so obligated if the jurisdiction of the relevant Securities Intermediary is not in the United States.
     (d) Commodity Accounts. Each Lien Grantor covenants to enter into (and cause the relevant Commodity Intermediary to enter into) on or prior to April 30, 2006 (or such later date as to which the Collateral Agent may consent in its sole discretion) a Commodity Account Control Agreement in respect of each Pledged Commodity Account owned by it at such time and will deliver such Commodity Account Control Agreement to the Collateral Agent (which shall enter into the same) so long as Pledged Commodity Contracts with a fair market value in excess of $3,000,000 are credited to such account at such time unless such agreement has not been entered into solely other than as a result of any action or inaction on the part of such Lien Grantor; provided that the Lien Grantors shall only be required to comply with this covenant with respect to Commodity Accounts for which the relevant Commodity Intermediary’s jurisdiction is in the United States. Such Lien Grantor covenants that such Lien Grantor will thereafter cause, as promptly as practicable, each Pledged Commodity Contract owned by it with a fair market value in excess of $3,000,000 to be carried at all times in a Controlled Commodity Account; provided that the Lien Grantors shall not be so obligated if the jurisdiction of the Commodity Intermediary for the Commodity Account in which such Commodities Contract is carried is not in the United States.
     (e) Perfection as to Certificated Securities. Such Lien Grantor represents and warrants that, at the time that such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent in the United States and complies with Section 6(j) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, and (ii) the Collateral Agent will have Control of such Pledged Certificated Security.
     (f) Perfection as to Uncertificated Securities. Such Lien Grantor represents and warrants that, at the time that such Lien Grantor, the Collateral Agent and the U.S. issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others and (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security.

     (g) Perfection as to Security Entitlements. Such Lien Grantor represents and warrants that, at the time that the Financial Asset underlying any Pledged Security Entitlement owned by such Lien Grantor is credited to the applicable Controlled Securities Account, (i) the Transaction Lien on such Pledged Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens or rights of set-off) other than Liens existing on the date of this Agreement that are Permitted Liens and (ii) the Collateral Agent will have Control of such Pledged Security Entitlement; provided that NNI shall be deemed to have made this representation and warranty only with respect to Securities Accounts for which the relevant Securities Intermediary’s jurisdiction is in the United States.
     (h) Perfection as to Commodity Accounts. Each Lien Grantor covenants that so long as any Commodity Account is subject to a Commodity Account Control Agreement (i) the Transaction Liens on such Pledged Commodity Account and all Pledged Commodity Contracts carried therein will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Commodity Intermediary permitted by such Commodity Account Control Agreement) other than Liens existing on the date of this Agreement that are Permitted Liens and the Collateral Agent will have Control of such Commodity Account and all Commodity Contracts carried therein from time to time; provided that the Lien Grantors shall be deemed to have made this representation and warranty only with respect to Commodity Accounts for which the relevant Commodity Intermediary’s jurisdiction is in the United States.
     (i) Agreement as to Applicable Jurisdiction. Each Lien Grantor covenants that in respect of all Pledged Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States. In respect of all Commodity Contracts owned by such Lien Grantor and all Commodity Accounts in which such Commodity Contracts are carried, the Commodity Intermediary’s jurisdiction (determined as provided in UCC Section 9-305(b)) will at all times be located in the United States.
     (j) Delivery of Pledged Certificates. Each Lien Grantor covenants that all Pledged Certificates, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.
     Section 7. Controlled Deposit Accounts. Each Lien Grantor covenants as follows:
     (a) Such Lien Grantor covenants that, no later than April 30, 2006 (or such later date as to which the Collateral Agent may consent in its sole discretion), it will deliver to the Collateral Agent duly executed Deposit Account Control Agreements with respect to each account listed on Schedule 5. Each Lien Grantor agrees that the Deposit Accounts listed on Schedule 5 are the principal cash management Deposit Accounts of the Lien Grantors with Depositary Banks’ whose jurisdictions are in the United States. Upon the occurrence and during the continuance of a Specified Event of Default, all cash owned by such Lien Grantor (other than cash which is subject to a Lien incurred in reliance on Section 19(e)) will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts. Each Controlled Deposit Account will be operated as provided in Section 9.
     (b) Such Lien Grantor covenants that, in respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code (including without limitation the UCC) is in effect.
     (c) Such Lien Grantor covenants that, so long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s rights of set-off and right to deduct its normal operating charges and fees and any uncollected funds previously credited thereto) other than Liens existing on the date of this Agreement that are Permitted Liens.
     (d) Such Lien Grantor covenants that, if such Lien Grantor opens a new Deposit Account with a Depositary Bank whose jurisdiction is in the United States (determined as provided in UCC Section 9-304) that it intends to use as a principal cash management account for the NNC Companies (taken as a whole) as determined by such Lien Grantor in good faith, such Lien Grantor shall promptly notify the Collateral Agent thereof and will deliver to the Collateral Agent a duly executed Deposit Account Control Agreement with respect thereto; provided that such Lien Grantor shall not be deemed in breach of this covenant if any such agreement shall fail to be finalized solely other than as a result of any action or inaction on the part of such Lien Grantor.
     (e) Except as permitted by Section 19, such Lien Grantor shall not transfer cash out of any Controlled Deposit Account for the principal purpose of preventing the Collateral Agent from having a perfected lien in such cash (it being understood that nothing herein shall prevent any Lien Grantor from withdrawing cash from any Controlled Deposit Account for any other purpose).
     Section 8. Cash Collateral Accounts. (a) If an Event of Default shall have occurred and is continuing and the Required Secured Lenders shall have so instructed the Collateral Agent, the Collateral Agent will establish with respect to each Lien Grantor an account (its “Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, subject to subsection 8(d). Each Cash Collateral Account will be operated as provided in this Section 8 and Section 9.
     (b) The Collateral Agent shall deposit the following amounts, as and when received by it, in each Lien Grantor’s Cash Collateral Account: each amount required to be deposited therein by any provision of any Credit Agreement or other Loan Document referred to therein, each Cash Distribution required by Section 12 to be deposited therein and each amount realized or otherwise received by the Collateral Agent with respect to assets of such Lien Grantor upon any exercise of remedies pursuant to any Security Document upon the occurrence and during the continuance of (x) with respect to Illiquid Collateral, an Event of Default and (y) with respect to Liquid Collateral, a Specified Event of Default.
     (c) The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Cash Collateral Account from time to time pursuant to Section 8(b).
     (d) Unless an Event of Default shall have occurred and is continuing and the Required Secured Lenders shall have instructed the Collateral Agent to stop withdrawing amounts from the Cash Collateral Accounts pursuant to this subsection 8(d), any Cash Distributions or other amounts deposited in the Cash Collateral Account shall, at the relevant Lien Grantor’s request, be withdrawn and applied to pay Secured Obligations that are then due and payable.
     Section 9. Operation of Collateral Accounts. (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.
     (b) Funds held in any Controlled Securities Account may, until withdrawn, be invested and reinvested as the relevant Lien Grantor shall determine from time to time; provided that, if a Specified Event of Default shall have occurred and is continuing, the Collateral Agent may select short term cash equivalents (and the Collateral Agent shall not be liable to any Lien Grantor or any Secured Party for any loss as a result of any disposition of any such short term cash equivalent prior to maturity ).
     (c) So long as no Specified Event of Default shall have occurred and is continuing, funds held in any Controlled Deposit Account or Cash Collateral Account may, until withdrawn, be invested and reinvested as the relevant Lien Grantor shall determine from time to time; provided that (i) if a Specified Event of Default shall have occurred and is continuing, the Collateral Agent may select short term cash equivalents in which any available funds may be invested and (ii) if such amounts are to be held in a Securities Account, either (x) the Collateral Agent is the Entitlement Holder with respect to such amounts or (y) the relevant Entitlement Holder and the relevant Securities Intermediary shall have theretofore entered into a Securities Account Control Agreement with respect to such Securities Account and delivered it to the Collateral Agent (which shall enter into the same).
     (d) With respect to each Collateral Account (except a Cash Collateral Account, as to which Section 8 applies), the Collateral Agent will, if requested by the applicable Lien Grantor, instruct the relevant Securities Intermediary or Depositary Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Collateral Agent rescinds such instruction. The Collateral Agent will not rescind such instructions unless a Specified Event of Default shall have occurred and is continuing.

     (e) So long as a Specified Event of Default shall have occurred and is continuing, no Lien Grantor will cause funds to be transferred from a Collateral Account to any other account owned by an NNC Company unless such other account is a Collateral Account.
     (f) If a Specified Event of Default shall have occurred and is continuing, the Collateral Agent may (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 14.
     (g) If a Specified Event of Default shall have occurred and is continuing, and immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.
     Section 10. Transfer of Record Ownership. (a) At any time when an Event of Default shall have occurred and is continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable): cause each of the Pledged Certificated Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Promptly upon receiving any such direction, the Collateral Agent will notify each relevant Lien Grantor thereof, and from time to time thereafter such Lien Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this subsection 10(a).
     (b) Communications after Transfer of Record Ownership. The Collateral Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Certificated Securities registered in the name of the Collateral Agent or its nominee.
     Section 11. Right to Vote Securities. (a) Unless (i) (x) with respect to any Pledged Security not credited to a Securities Account other than any Uncertificated Security representing shares in a money market fund, an Event of Default shall have occurred and is continuing or (y) with respect to any Pledged Security credited to a Securities Account and any Financial Asset underlying any Pledged Security Entitlement owned by it and any Uncertificated Securities representing shares in a money market fund, a Specified Event of Default shall have occurred and is continuing and (ii) the Collateral Agent shall have provided notice to the Lien Grantor of the Collateral Agent’s election to terminate the right of such Lien Grantor to exercise such rights, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Lien Grantor, promptly deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent. Unless (i)(x) with respect to any Pledged Security not credited to a Securities Account other than any Uncertificated Security representing shares in a money market fund, an Event of Default shall have occurred and is continuing or (y) with respect to any Pledged Security credited to a Securities Account and any Financial Asset underlying any Pledged Security Entitlement owned by it and any Uncertificated Securities representing shares in a money market fund, a Specified Event of Default shall have occurred and is continuing and (ii) the Collateral Agent shall have provided notice to the Lien Grantor of the Collateral Agent’s election to terminate the right of such Lien Grantor to exercise such rights, the Collateral Agent will have no right to take any action which the owner of a Pledged Security, Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.
     (b) If (i)(x) with respect to any Pledged Security not credited to a Securities Account other than any Uncertificated Security representing shares in any money market fund, an Event of Default shall have occurred and is continuing or (y) with respect to any Pledged Security credited to a Securities Account and any Financial Asset underlying any Security Entitlement owned by it and any Uncertificated Securities consisting of shares in a money market fund , a Specified Event of Default shall have occurred and is continuing and (ii) the Collateral Agent shall have provided notice to the Lien Grantor of the Collateral Agent’s election to terminate the right of such Lien Grantor to exercise such rights,, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Security, Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.
     Section 12. Certain Cash Distributions. Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 8 and Section 9. If a Specified Event of Default shall have occurred and is continuing, Cash Distributions (other than in amounts less than $3,000,000) with respect to any Pledged Equity Interest that is not held in a Collateral Account (whether held in the name of a Lien Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, as soon as practicable upon receipt thereof, in a Controlled Deposit Account of the relevant Lien Grantor if such account exists at such time and otherwise, turned over to the Collateral Agent.
     Section 13. Remedies upon Event of Default or Specified Event of Default. (a) If (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and is continuing or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and is continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents with respect to Illiquid Collateral or Liquid Collateral, as applicable. Without limiting the generality of the foregoing, if (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and is continuing or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and is continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to Illiquid Collateral or Liquid Collateral, as applicable, and, in addition, the Collateral Agent may, if a Specified Event of Default shall have occurred and is continuing, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 14 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of (x) if a Event of Default has occurred and is continuing, the Illiquid Collateral or any part thereof and (y) if Specified Event of Default shall have occurred and is continuing, the Liquid Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 16.
     (b) Without limiting the generality of the foregoing, if a Specified Event of Default shall have occurred and is continuing: the Collateral Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged Intellectual Property (including any Pledged Recordable Intellectual Property) throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine; provided that the Collateral Agent shall notify the relevant Lien Grantor of any license or sublicenses so granted (but failure to give such notice shall not effect the validity of such license) and that such licenses or sublicenses do not conflict with any existing license or applicable law; the Collateral Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Collateral Agent and each other Secured Party from liability for, and agrees to hold the Collateral Agent and each other Secured Party free and harmless from and against any claims and reasonable expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and reasonable expenses arising from the Collateral Agent’s or such Secured Party’s gross negligence or willful misconduct; and upon request by the Collateral Agent (which shall not be construed as implying any limitation on rights or powers), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor’s

Pledged Intellectual Property or any action related thereto. In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Collateral Agent its know-how and expertise relating to the relevant Intellectual Property or the products or services made or rendered in connection with such Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services.
     Section 14. Application of Proceeds. (a) The Collateral Agent may (i) if a Specified Event of Default shall have occurred and is continuing, apply any cash held in the Collateral Accounts and (ii) if (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and is continuing or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and is continuing, apply the proceeds of any sale or other disposition of all or any part of the Illiquid Collateral or Liquid Collateral, as applicable, in either case in the following order of priorities:
     (1) to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 15 or any amounts owing to the Indenture Trustee under Section 5.05 of the 1988 Indenture, or any amounts owing to EDC under the EDC Support Facility and consisting of reimbursement obligations with respect to fees and expenses incurred by EDC;
     (2) to pay the due and unpaid principal, face amount or termination amount of the Secured Obligations ratably, on the basis of the principal or face amount of such Secured Obligations (or, with respect to Contingent Secured Obligations, provide for the payment thereof pursuant to Section 14(b)), until payment in full of the principal of all Secured Obligations shall have been made (or, with respect to Contingent Secured Obligations, so provided for);
     (3) to pay ratably the due and unpaid interest accrued on the Secured Obligations in accordance with the provisions of the applicable Secured Agreement, as applicable;
     (4) to pay all other due and unpaid Secured Obligations and all due and unpaid commitment fees and participation fees under each Credit Agreement ratably (or, with respect to Contingent Secured Obligations, provide for the payment thereof pursuant to Section 14(b)), until payment in full of all such other Secured Obligations and fees shall have been made (or, with respect to Contingent Secured Obligations, so provided for); and
     (5) to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;
provided that Collateral owned by any Subsidiary Lien Grantor and any proceeds thereof shall be applied pursuant to the foregoing clauses (1), (2), (3) and (4) of this Section 14 to the Secured Obligations of such Subsidiary Lien Grantor only up to an aggregate amount equal to the largest amount that would not render such application of Collateral or proceeds subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.
     (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 14(b), be payable pursuant to Section 14 in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but shall instead (x) notify the holder of such Contingent Secured Obligation and (y) with respect to the holder of such Contingent Secured Obligations excluding the holder of any Bond Obligation, request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation (excluding the holder of any Bond Obligation) does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, or if such holder is the holder of any Bond Obligation (regardless of whether such holder has provided any notice to the Collateral Agent), the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies and invest such monies in short term cash equivalents selected by the Collateral Agent. All such monies and short term cash equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 14(b) rather than Section 14(a). The Collateral Agent will hold all such monies and short term cash equivalents and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 14(a) (i.e., clause (2) or (3)) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 14(a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 14(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 14(a).
     (c) With respect to any Bond Obligation, whether or not a Contingent Secured Obligation, including, without limitation, the principal outstanding of and interest on such Bond Obligation, an amount (the “Determined Amount”) with respect to such Bond Obligation shall be required to be paid or held by the Collateral Agent with respect to each of Sections 14(a)(2), 14(a)(3) and 14(a)(4) (each, a “Level”) equal to (x) the Ratio multiplied by (y) the sum of (A) the proceeds of any sale or other disposition of Collateral that are, in fact, being applied by the Collateral Agent to amounts owed under the Credit Agreements at the applicable Level, plus (B) the proceeds of such Collateral proposed to be held by the Collateral Agent pursuant to Section 14(b) to cover the Contingent Secured Obligations relating to the Credit Agreements at such Level in accordance with Section 14(b). Notwithstanding the foregoing, if the amount to be applied to the Bond Obligations at any Level would be greater if the Ratio were calculated by reference to a Secured Obligation (other than the principal under the Credit Agreements) that constitutes “Funded Debt” under the 1988 Indenture, such Secured Obligation shall be used in order to determine the amount to be applied to the Bond Obligations at such Level. Section 14 of this Agreement (including this Section 14(c)) is intended to comply with the equal and ratable negative pledge provisions of the 1988 Indenture and shall be construed to give effect to such intention. The Collateral Agent shall be obligated to offer to pay to the Indenture Trustee any portion of the Determined Amounts that are, in fact, due and payable at such time as such Determined Amounts are calculated, and the Collateral Agent shall deposit any remaining portion of such Determined Amounts and any amounts not accepted by the Indenture Trustee in a segregated account solely for the benefit of the holders of the Bond Obligations (and all amounts on deposit in such account shall be invested in short term cash equivalents).
     (d) In making the payments and allocations required by this Section 14, the Collateral Agent may rely upon information supplied to it pursuant to Section 18(e). All distributions made by the Collateral Agent pursuant to this Section 14 shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.
     Section 15. Fees and Expenses. Each Lien Grantor will forthwith upon demand pay to the Collateral Agent: the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon; the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of outside counsel and other experts, that the Collateral Agent may incur (except (x) so long as no Specified Event of Default shall have occurred and is continuing, any filing fees with respect to Intellectual Property Filings other than with respect to Material Recordable Intellectual Property and (y) Intellectual Property Filings with respect to Trademarks which are not Material Recordable Intellectual Property) in connection with (i) the administration or enforcement of the Security Documents, including such reasonable out-of-pocket expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (ii) the collection, sale or other disposition of any Collateral or (iii) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents; the amount of any fees that the Borrower shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement and the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and out-of-pocket expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents (except (x) so long as no Specified Event of Default shall have occurred and is continuing, any filing fees with respect to or arising in connection with Intellectual Property Filings other than with respect to Material Recordable Intellectual Property and (y) Intellectual Property Filings with respect to Trademarks which are not Material Recordable Intellectual Property), except to the extent that such loss, liability or expense arises from the Collateral Agent’s gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 17 and 18). Any such amount not paid to the Collateral Agent as soon as practicable will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the highest rate applicable to the base rate loans under the 2006 Credit Agreement, if it shall not have been terminated, or 2% plus the overnight federal funds rate if the 2006 Credit Agreement shall have been terminated. If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Lien Grantors will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.
     Section 16. Authority to Administer Collateral. Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at NNL’s expense, to the extent permitted by law to exercise, at any time and from time to time while (x) an Event of Default with respect to Illiquid Collateral and (y) a Specified Event of Default with respect to Liquid Collateral shall have occurred and is continuing, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:
     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;
     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;
     (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and
     (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
     Section 17. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee selected by it in good faith or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or Control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.
     Section 18. General Provisions Concerning the Collateral Agent. (a) Authority. Each Secured Party hereby appoints JPMorgan Chase Bank, N.A. to serve as Collateral Agent hereunder. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the UCC for the benefit of and on behalf of the Secured Parties for the purpose of perfecting the security interest granted under the Security Documents, subject to the terms of this Section 18.
     (b) Rights and Powers as a Secured Party. The bank serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any NNC Company as if it were not the Collateral Agent hereunder.
     (c) Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not be required to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers (x) which are expressly contemplated by the Security Documents and (y) which it has been instructed to exercise by the Required Secured Lenders and (iii) except as expressly set forth in the Loan Documents to which it is party, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any NNC Company that is communicated to or obtained by the Collateral Agent or any of its affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Secured Lenders or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents, in either case absent its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by any Lien Grantor or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith other than by it, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in any Security Document.
     (d) Authority to Rely on Certain Writings, Statements and Advice. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for any NNC Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. The Collateral Agent may rely conclusively on advice from the Indenture Trustee as to whether at any time the maturity of the 2023 Notes has been accelerated.
     (e) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it in good faith. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its directors, officers, employees and agents (the “Related Parties”). The exculpatory provisions of Section 17 and this Section 18 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.
     (f) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Lenders, the Bank Obligations and actions taken by the Lenders, (ii) the Indenture Trustee for information as to the Bond Obligations and actions taken by the holders thereof, (iii) EDC for information as to the EDC Support Facility Obligations and actions taken by the holders thereof, (iv) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources and (v) NNI, to the extent that the Collateral Agent has not obtained information from the foregoing sources.
     (g) The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document or (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction).
     (h) Resignation; Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection 18(h), the Collateral Agent may resign at any time by notifying EDC, the Lenders and NNI. Upon any such resignation, the Required Secured Lenders shall have the right to appoint a successor Collateral Agent reasonably acceptable to NNI. If no successor shall have been so appointed by the Required Secured Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent reasonably acceptable to NNI, which shall be a bank with an office in New York, New York, or an affiliate of any such bank. Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by NNI to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by NNI and such successor. After the Collateral Agent’s resignation hereunder, the provisions of this Section 18 and Section 17 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.
     Section 19. Termination of Transaction Liens; Release of Collateral. (a) The Transaction Liens granted by each Lien Grantor shall terminate on the Bank Termination Date.
     (b) Concurrently with any sale, exchange, assignment, lease, Financing Lease or other disposition of any item of Collateral by any Lien Grantor (except a lease or a sale, exchange, assignment, Financing Lease or other disposition to another Lien Grantor whose “Secured Obligations” hereunder include “Secured Obligations” of the Lien Grantor effecting such sale or other disposition) not expressly prohibited by the 2006 Credit Agreement or by this Agreement, the Transaction Liens on the assets sold or otherwise disposed of (but not in any Proceeds arising from such sale or other disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that no Specified Event of Default shall have occurred and is continuing or would result therefrom.
     (c) Upon any Collateral of any Lien Grantor becoming Transferred Receivables or Related Transferred Rights, the Transaction Lien thereon (but not in any Proceeds thereof) shall cease, and shall be deemed to have ceased immediately prior to such Collateral becoming Transferred Receivables or Related Transferred Rights, without any action by the Collateral Agent or any other Secured Party; provided that the Transaction Lien on any Transferred Receivable or Related Transferred Right shall not be released if (i) a Specified Event of Default shall have occurred and is continuing and (ii) the Required Secured Lenders have delivered a notice to the Collateral Agent instructing that no Transferred Receivable or Related Transferred Right be released from any Transaction Lien during the continuance of such Specified Event of Default. The Collateral Agent shall be fully protected in relying on a certificate of the relevant Lien Grantor stating that any Collateral qualifies as Transferred Receivables or Related Transferred Rights.
     (d) Upon any Collateral of any Lien Grantor consisting of Investment Property subject to a put/call arrangement not expressly prohibited by the terms of any Credit Agreement being transferred to any Person other than another Lien Grantor as a result of the exercise of such put/call arrangement, the Transaction Lien thereon (but not in any Proceeds thereof) will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that no Specified Event of Default shall have occurred and is continuing or would result therefrom.
     (e) Upon any Collateral of any Lien Grantor consisting of cash or Investment Property (any such Collateral, “Released Cash Collateral”) being deposited in a Deposit Account or Securities Account which is not subject to the Control of the Collateral Agent as security (a “Third Party Lien”) for the benefit of any Person other than a Lien Grantor in a transaction that does not contravene Section 5.09 of the 2006 Credit Agreement, the Transaction Lien thereon (but not any Proceeds thereof other than, to the extent they might otherwise constitute Proceeds, any amounts constituting payment on or with respect to any Released Cash Collateral, or any investments made with such Released Cash Collateral, in each case (x) made after the release of the Transaction Lien thereon in accordance with this paragraph (e) and (y) only to the extent that such Released Cash Collateral (or investments made with such Released Cash Collateral) remain subject to the Third Party Lien) will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that no Specified Event of Default shall have occurred and is continuing or would result therefrom.
     (f) If the continued pledge of any Pledged Equity Interests of any person results in a requirement of the inclusion of separate financial statements of such Person in the filings by any NNC Company under the Exchange Act (except to the extent such financial statements are currently being provided in the Exchange Act filings of any NNC Company on the Effective Date), the Transaction Lien thereon will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that no Specified Event of Default shall have occurred and is continuing or would result therefrom.
     (g) In addition to the foregoing, the Collateral Agent may release Collateral with the prior written consent of the Required Secured Lenders.
     (h) Upon any termination of a Transaction Lien or release of Collateral, or change in the Secured Obligations of any Lien Grantor, the Collateral Agent will promptly, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, or change in the Secured Obligations, as the case may be, and shall deliver to such Lien Grantor any documents or instruments, including without limitation stock certificates, evidencing any Collateral no longer subject to any Transaction Liens in each case subject only to (i) the delivery of the certificate referred to in paragraph (c) above and (ii) evidence reasonably satisfactory to the Collateral Agent that the Collateral purported to be released under any of paragraphs (b) through (f) above in fact qualifies for such release (which evidence may take the form of a certificate to that effect from NNL and NNI, and the Collateral Agent shall be fully protected in relying on any such certificate).
     Section 20. Additional Lien Grantors. Any Person may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Person shall become a “Lien Grantor” as defined herein.
     Section 21. Additional Secured Obligations. Additional Secured Obligations. Each Lien Grantor may from time to time designate its obligations under any Hedging Agreement (a “Designated Hedging Agreement”) with any Lender or Affiliate of a Lender as an additional Secured Obligation for purposes hereof by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such Hedging Agreement, specifying the name and address of the other party thereto, the notional principal amount thereof and the expiration date thereof and (ii) states that such Lien Grantor’s obligations, as applicable, thereunder are designated as Secured Obligations for purposes hereof; provided that the holder of such Designated Hedging Agreement shall have provided a supplement to this Agreement agreeing to be bound by the terms hereof that are applicable to it including, without limitation, Section 18.

     Section 22. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (a) when hand delivered or sent by courier to such party at its address specified below, (b) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (c) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:
     (i) in the case of any Lien Grantor listed on the signature pages hereof:
Nortel Networks Inc.
c/o Nortel Networks Limited
8200 Dixie Road, Suite 100
MS: 036/NO/230
Brampton, On L6T 5P6
Attention: Corporate Secretary
Facsimile: 905-863-8386
     (ii) in the case of any other Lien Grantor, its address, facsimile number or e-mail address set forth in its first Security Agreement Supplement;
     (iii) in the case of the Collateral Agent:
JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY 10017
Attention: David M. Mallett
Facsimile: 212-270-5127
     (iv) in the case of any other Secured Party, to the Collateral Agent to be forwarded to such Secured Party at its address or facsimile number or e-mail address, if any, specified in or pursuant to the relevant Secured Agreement.
Any party may change its address, facsimile number and/or e-mail address for purposes of this Section 22 by giving notice of such change to the Collateral Agent and the Lien Grantors in the manner specified above.
     Section 23. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     Section 24. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred in accordance with the transfer provisions applicable thereto, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.
     Section 25. Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of the Required Secured Lenders.
     Section 26. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law. Each Lien Grantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Lien Grantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 27. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 28. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORTEL NETWORKS INC.
By:	/s/ Karen Sledge
	Name:	Karen Sledge
	Title:	President

JPMORGAN CHASE BANK, N.A., as Collateral Agent and Administrative Agent
By:	/s/ David M. Mallett
	Name:	David M. Mallett
	Title:	Vice President

EXPORT DEVELOPMENT CANADA, as provider of the EDC Support Facility
By:	/s/ David B. Guy
	Name:	David B. Guy
	Title:	Director-Telecom

By:	/s/ Michael J. Fortner
	Name:	Michael J. Fortner
	Title:	Financial Services Manager

SCHEDULE 1
PLEDGED EQUITY INTERESTS DIRECTLY OWNED BY LIEN GRANTORS
(as of the date hereof)

S-1-1

SCHEDULE 2
PLEDGED SECURITIES
(other than Pledged Equity Interests)
OWNED DIRECTLY BY LIEN GRANTORS
(as of the date hereof)

S-2-1

SCHEDULE 3
COLLATERAL DESCRIPTION
[To come]

S-3-1

SCHEDULE 4
ASSET AND REVENUE DISCLOSURE
[To come]

S-4-1

S-5-1

SCHEDULE 5
PRINCIPAL U.S. CASH MANAGEMENT ACCOUNTS OF LIEN GRANTORS
[To come]

EXHIBIT A
to Security Agreement
SECURITY AGREEMENT SUPPLEMENT
     SECURITY AGREEMENT SUPPLEMENT dated as of [the date of execution] between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and JPMORGAN CHASE BANK, N.A., as Collateral Agent.
     WHEREAS, Nortel Networks Inc., the Subsidiaries party thereto, JPMorgan Chase Bank, N.A., as Collateral Agent, and Export Development Canada are parties to a Security Agreement dated as of February 14, 2006 (as heretofore amended and/or supplemented, the “Security Agreement”);
     WHEREAS, [name of Lien Grantor] [desires to become] [is] a party to the Security Agreement as a Lien Grantor thereunder; and
     WHEREAS, terms defined in the Security Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Grant of Transaction Liens. (a) In order to secure the Secured Obligations, the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties, effective on the date hereof a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):
     [describe property being added to the Collateral]1
     The security interests granted by the Lien Grantor pursuant hereto shall terminate in accordance with Section 19 of the Security Agreement.
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.
     (c) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.
     2. Delivery of Collateral. On the date of execution hereof, the Lien Grantor has complied with the provisions of Section 4 of the Security Agreement with respect to Chattel Paper and Instruments, and either Section 6 or 10(a) (as applicable) of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

[1]	If the Lien Grantor is not already a party to the Security Agreement, clauses (i) through (xiv) of, and the proviso to, Section 2 of the Security Agreement may be appropriate.

     3. Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.2
     4. Address of Lien Grantor. The address, facsimile number and e-mail address of the Lien Grantor for purposes of Section 22(b) of the Security Agreement are:
     [address, facsimile number and e-mail address of Lien Grantor]
     5. Representations and Warranties.3 (a) The Lien Grantor represents and warrants, on the date of execution hereof, that it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate or such other jurisdiction of which the Lien Grantor gives prior written notice to the Collateral Agent.
     (b) The Lien Grantor represents and warrants, on the date of execution hereof, that it has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date of delivery thereof.
     (c) The Lien Grantor represents and warrants, on the date of execution hereof, that the execution and delivery of this Security Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby (i) are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official other than filings for perfection of Transaction Liens on the New Collateral or filings by the Lien Grantor with respect to copyrights and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it except, with respect to (ii) and (iii) above, any such action, filing or contravention which would not have a material adverse affect on the ability of the Lien Grantor to perform its obligations under this Security Agreement Supplement or the Security Agreement.
     (d) The Lien Grantor represents and warrants that on the date of execution hereof the Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and general principles of equity.
     (e) Each of the representations and warranties set forth in Sections 3 through 10 of the Security Agreement is true as applied to the Lien Grantor and the New Collateral on the date specified therein. For purposes of the foregoing sentence, references in said Sections to a “Lien Grantor” shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral and references to the “Effective Date” shall be deemed to refer to the date of this Security Agreement Supplement.
     6. Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

[2]	Delete Sections 3 and 4 if the Lien Grantor is already a party to the Security Agreement.

[3]	Modify as needed if the Lien Grantor is not a corporation.

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral
Agent

By:

Name:
Title:

Schedule 1
to Security Agreement
Supplement
PLEDGED EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
OWNED BY LIEN GRANTOR4

	Jurisdiction of	Percentage	Number of
Issuer	Organization	Owned	Shares or Units

[4]	To be used only for a new Lien Grantor

Schedule 2
to Security Agreement
Supplement
INVESTMENT PROPERTY5
(other than Equity Interests in Subsidiaries and Affiliates)
OWNED BY LIEN GRANTOR
PART 1 Securities

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security

PART 2 Securities Accounts
     The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:6

Securities Intermediary	Account Number

[5]	To be used only for a new Lien Grantor

[6]	If any such Securities Account holds material long-term investments and is not a trading account, more detailed information as to such investments could appropriately be required to be disclosed in this Schedule.

PART 3 Commodity Accounts
The Lien Grantor is the Commodity Customer with respect to the following Commodity Accounts:

Commodity Intermediary	Account Number

Schedule 3
to Security Agreement
Supplement
Material Commercial Tort
Claims7

[7]	To be used if applicable

EXHIBIT B
to Security Agreement
COPYRIGHT SECURITY AGREEMENT
(Copyright Registrations)
     WHEREAS, [name of Lien Grantor], a                      corporation8 (herein referred to as the “Lien Grantor”) owns the Copyright Collateral (as defined below);
     WHEREAS, pursuant to (i) a Security Agreement dated as of •, 2006 (as amended and/or supplemented from time to time, the “Security Agreement”) among Nortel Networks Inc., the Subsidiaries party thereto, JPMorgan Chase Bank, N.A., as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and the other parties named therein, and (ii) certain other Security Documents (including this Copyright Security Agreement), the Lien Grantor has secured certain obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below);
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:
          (i) each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration referred to in Schedule 1 hereto; and
          (ii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Lien Grantor and identified in Schedule 1).
     The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and is continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.
     The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor and the Grantee acknowledge and affirm that the rights and remedies of the Grantee and the Lien Grantor with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[8]	Modify as needed if the Lien Grantor is not a corporation.

B-1

     IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the ___ day of ___, ___.

[NAME OF LIEN GRANTOR]

By:

Name:
Title:

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral
Agent

By:

Name:
Title:

B-2

EXHIBIT C
to Security Agreement
PATENT SECURITY AGREEMENT
(Patents, Patent Applications)
     WHEREAS, [name of Lien Grantor], a                      corporation1 (herein referred to as the “Lien Grantor”) owns the Patent Collateral (as defined below);
     WHEREAS, pursuant to (i) a Security Agreement dated as of February 14, 2006 (as amended and/or supplemented from time to time, the “Security Agreement”) among Nortel Networks Inc., the Subsidiaries party thereto, JPMorgan Chase Bank, N.A., as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and the other parties named therein, and (ii) certain other Security Documents (including this Patent Security Agreement), the Lien Grantor has secured certain obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:
(iii)	each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto; and

(iv)	all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto).
     The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and is continuing, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.
     The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor and the Grantee acknowledge and affirm that the rights and remedies of the Grantee and the Lien Grantor with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the                     day of                                         ,                     .

[1]	Modify as needed if the Lien Grantor is not a corporation.

C-1

[NAME OF LIEN GRANTOR]

By:

Name:
Title:

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral
Agent

By:

Name:
Title:

C-2

EXHIBIT D
to Security Agreement
TRADEMARK SECURITY AGREEMENT
(Trademark Registrations, Trademark
Applications)
     WHEREAS, [name of Lien Grantor], a                      corporation2 (herein referred to as the “Lien Grantor”) owns the Trademark Collateral (as defined below);
     WHEREAS, pursuant to (i) a Security Agreement dated as of February 14, 2006 (as amended and/or supplemented from time to time, the “Security Agreement”) among Nortel Networks Inc., the Subsidiaries party thereto, JPMorgan Chase Bank, N.A., as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and the other parties named therein, and (ii) certain other Security Documents (including this Trademark Security Agreement), the Lien Grantor has secured certain obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below);
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:
          (v) each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark; and
          (vi) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto).
     The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and is continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.
     The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor and the Grantee acknowledges and affirms that the rights and remedies of the Grantee and the Lien Grantor with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[2]	Modify as needed if the Lien Grantor is not a corporation.

D-1

     IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the                      day of                                         ,                     .

[NAME OF LIEN GRANTOR]

By:

Name:
Title:

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral
Agent

By:

Name:
Title:

D-2

EXHIBIT E
to Security Agreement
CANADIAN INDUSTRIAL DESIGN SECURITY AGREEMENT
(Industrial Designs, Industrial Design Applications)
WHEREAS, [name of Lien Grantor], a                      corporation7 (herein referred to as the “Lien Grantor”) owns the Design Collateral (as defined below);
WHEREAS, pursuant to (i) a Canadian Security Agreement dated as of February 14, 2006, (as amended and/or supplemented from time to time, the “Security Agreement”) among Nortel Networks Limited, Nortel Networks Corporation, the Subsidiaries party thereto, JPMorgan Chase Bank, N.A. as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and the other parties named therein, and (ii) certain other Security Documents (including this Canadian Industrial Design Security Agreement), the Lien Grantor has secured certain obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Design Collateral (as defined below);
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Design Collateral”), whether now owned or existing or hereafter acquired or arising:
(i)	each Design (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Design referred to in Schedule 1 hereto; and

(ii)	all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Design owned by the Lien Grantor (including, without limitation, any Design identified in Schedule 1 hereto).
The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and is continuing, to take with respect to the Design Collateral any and all appropriate action which the Lien Grantor might take with respect to the Design Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Canadian Industrial Design Security Agreement and to accomplish the purposes hereof.
The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor and the Grantee acknowledge and affirm that the rights and remedies of the Grantee and the Lien Grantor with respect to the security interest in the Design Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
IN WITNESS WHEREOF, the Lien Grantor has caused this Canadian Industrial Design Security Agreement to be duly executed by its officer thereunto duly authorized as of the                      day of                                         ,                     .

[7]	Modify as needed if the Lien Grantor is not a corporation.

E-1

[NAME OF LIEN GRANTOR]
By:

Name:
Treasurer

By:

Name:
Title:
Acknowledged:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent
By:

Name:
Title:

E-2

EXHIBIT F
to Security Agreement
PERFECTION CERTIFICATE
     The undersigned is a duly authorized officer of [Name of Lien Grantor] (the “Lien Grantor”). With reference to the Security Agreement dated as of February 14, 2006 among Nortel Networks Limited, Nortel Networks, Inc., each Subsidiary Party thereto, JPMORGAN CHASE BANK, N.A., as Collateral Agent and the other parties named therein (terms defined therein being used herein as therein defined), the undersigned certifies to the Collateral Agent and each other Secured Party as follows:
     A. Information Required for Filings and Searches for Prior Filings.
          1. Jurisdiction of Organization. The Lien Grantor is a [corporation] organized under the laws of                                         .
          2. Name. The exact [corporate] name of the Lien Grantor as such name appears in its [certificate of incorporation] is as follows:
          3. Prior Names. (i) Set forth below is each other corporate name that the Lien Grantor has had within the past five years, together with the date of the relevant change:
               (i) Except as set forth below, the Lien Grantor has not changed its corporate structure in any way within the past five years3.
          4. Extraordinary Transactions. Except for (i) those purchases or acquisitions of inventory, equipment and receivables set forth below, (ii) any individual purchase or acquisition of inventory, equipment or receivables the consideration for which was for less than $25,000,000, (iii) any purchase or acquisition of inventory, equipment or receivables not made within the past five years and (iv) any purchase or acquisition of inventory, equipment or receivables made pursuant to a merger or consolidation described in Section 3(b) above, (X) all Inventory and Equipment has been originated by the Lien Grantor in the ordinary course of business or has been acquired by the Lien Grantor in the ordinary course of business and (Y) all accounts receivable have been originated by the Lien Grantor in the ordinary course of business or have been acquired by the Lien Grantor in the ordinary course of business.
     B. Additional Information Required for Searches for Prior Filings Under Old Article 9.
          1. Current Locations. (a) The chief executive office of the Lien Grantor is located at the following address:

Mailing Address	County	State

[3]	Changes in corporate structure need only include mergers and consolidations, as well as any change in the Lien Grantor Q2’s form of organization from or to LLP, LLC or corporation. If any such change has occurred, please include the information required by Part A of this certificate (except that no response to paragraphs 3(a) or (b) is required with respect to any period during which any predecessor entity acquired by merger or consolidation was not an NNL Company) as to each constituent party to a merger or consolidation. Restrict to US Lien Grantors.

F-1

The Lien Grantor [does] [does not] own or lease real property located in another county of the State listed above.
(b)	The following are all locations where there is real property owned or leased in the United States by the Lien Grantor:

Mailing Address	County	State

(c)	The following are all current locations in the United States not identified above where the Lien Grantor maintains any Inventory which is other than inventory in transit and or with third party logistics providers, on consignment, on loan, involved in the repair process, in third party marshalling and distribution centers, on customer premises, with contract manufacturers or component level providers or inventory that is not on the property at which a system house is located:

Mailing Address	County	State

(d)	The following are the principal locations in the United States of third party logistics providers and third party marshalling and distribution centers where Inventory owned directly by the Lien Grantor is currently maintained.

Mailing Address	County	State

          2. Prior Locations. Set forth below is the information required by paragraphs (a) and (b) of Part B-1 above with respect to the chief executive office maintained by the Lien Grantor, or where any real property leased or owned in the United States by the Lien Grantor was located, at any time during the past four months:
     IN WITNESS WHEREOF, I have hereunto set my hand this       day of       January 15, 2002

Name:
Title:

F-2

EXHIBIT G
to Security Agreement
ISSUER CONTROL AGREEMENT
     ISSUER CONTROL AGREEMENT dated as of [the date of execution hereof] among                                         (the “Lien Grantor”), JPMORGAN CHASE BANK, N.A., as Collateral Agent (the “Secured Party”), and                     (the “Issuer”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].
W I T N E S S E T H :
     WHEREAS, the Lien Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);
     WHEREAS, pursuant to a Security Agreement dated as of February 14, 2006 (as such agreement may be amended and/or supplemented from time to time, the “Security Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Securities, whether now existing or hereafter arising; and
     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Nature of Securities. The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Lien Grantor is registered on the books of the Issuer as the registered holder of the Securities.
     Section 2. Instructions. The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Lien Grantor or any other person. The Lien Grantor consents to the foregoing agreement by the Issuer.
     Section 3. Waiver of Lien; Waiver of Set-off. The Issuer waives any security interest, lien or right of setoff that it may now have or hereafter acquire in or with respect to the Securities. The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.
     Section 4. Choice of Law. This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].
     Section 5. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Lien Grantor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Lien Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.
     Section 6. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.
     Section 7. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and the Lien Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Lien Grantor thereof.

     Section 8. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:
          (i) Lien Grantor Instructions; Notice of Exclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer shall comply with instructions of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Securities. After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”), the Issuer will cease complying with instructions of the Lien Grantor or any of its agents.
          (ii) Non-Cash Dividends and Distributions. After the Issuer receives a Notice of Exclusive Control, the Issuer shall deliver to the Secured Party all dividends, interest and other distributions paid or made upon or with respect to the Securities.
          (iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Issuer with respect to voting the Securities.
          (iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.
          (v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.
     Section 9. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants:
          (i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.
          (ii) The Issuer has not entered into, and until the termination of this Agreement will not without the consent of the Secured Party enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.
     Section 10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 11. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:
Lien Grantor:
Secured Party:
Issuer:

     Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.
     Section 12. Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Security Agreement.
     Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF LIEN GRANTOR]

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral
Agent

By:

Name:
Title:

[NAME OF ISSUER]

By:

Name:
Title:

Exhibit A
[Letterhead of Secured Party]
[Date]
[Name and Address of Issuer]
Attention:
Re:     Notice of Exclusive Control
Ladies and Gentlemen:
     As referenced in the Issuer Control Agreement dated as of                     ,                      among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of [name of Lien Grantor] (the “Securities”). You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.
     You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:

Title:
cc: [name of Lien Grantor]

EXHIBIT H
to Security Agreement
SECURITIES ACCOUNT CONTROL AGREEMENT
     SECURITIES ACCOUNT CONTROL AGREEMENT dated as of                     ,                      among                                         (the “Lien Grantor”), JPMORGAN CHASE BANK, N.A., as Collateral Agent (the “Secured Party”), and                      (the “Securities Intermediary”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York. Terms defined in the UCC have the same meanings when used herein.
W I T N E S S E T H :
     WHEREAS, the Lien Grantor is the entitlement holder with respect to the Account (as defined below);
     WHEREAS, pursuant to a Security Agreement dated as of February 14, 2006 (as such agreement may be amended and/or supplemented from time to time, the “Security Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Account, all financial assets credited thereto and all security entitlements in respect thereof, whether now owned or existing or hereafter acquired or arising; and
     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Establishment of Account. The Securities Intermediary confirms that:
          (i) the Securities Intermediary has established account number [identify account number] in the name of “[name of Lien Grantor]” (such account and any successor account, the “Account”);
          (ii) the Account is a “securities account” as defined in Section 8-501 of the UCC;
          (iii) the Securities Intermediary is acting as a “securities intermediary” (as defined in Section 8-102 of the UCC) in respect of the Account;
          (iv) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Lien Grantor as entitled to exercise the rights that comprise all financial assets from time to time credited to the Account;
          (v) all property delivered to the Securities Intermediary by or on behalf of the Lien Grantor will be promptly credited to the Account; and
          (vi) all financial assets (except cash) credited to the Account will be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Account be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor or specially indorsed to the Lien Grantor unless such financial asset has been further indorsed to the Securities Intermediary or in blank.
     Section 2. “Financial Assets” Election. The parties hereto agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Account shall be treated as a “financial asset” within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.

     Section 3. Entitlement Orders. The Securities Intermediary agrees to comply with any “entitlement order” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Account or any financial asset credited thereto without further consent by the Lien Grantor or any other person. The Lien Grantor consents to the foregoing agreement by the Securities Intermediary.
     Section 4. Waiver of Lien; Waiver of Set-off. The Securities Intermediary waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Account, any financial asset credited thereto or any security entitlement in respect thereof except with respect to customary fees and commissions. Neither the financial assets credited to the Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party (except that the Securities Intermediary may set off all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account).
     Section 5. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The State of New York shall be deemed to be the Securities Intermediary’s jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof).
     Section 6. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Securities Intermediary and the Lien Grantor with respect to the Account [except for [identify any existing other agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Securities Intermediary and the Lien Grantor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail. [If any Existing Other Agreement does not specify that it is governed by the laws of the State of New York, such Existing Other Agreement is hereby amended to specify that it is governed by the laws of the State of New York.]
     Section 7. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.
     Section 8. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and the Lien Grantor, the Securities Intermediary does not know of any claim to, or interest in, the Account, any financial asset credited thereto or any security entitlement in respect thereof. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account, any financial asset credited thereto or any security entitlement in respect thereof, the Securities Intermediary will promptly notify the Secured Party and the Lien Grantor thereof.
     Section 9. Maintenance of Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Account as follows:
          (vii) Lien Grantor Entitlement Orders; Notice of Exclusive Control. So long as the Securities Intermediary has not received a Notice of Exclusive Control (as defined below), the Securities Intermediary shall, subject to paragraph (iii) below, comply with entitlement orders of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Account and any or all financial assets credited thereto. After the Securities Intermediary receives a written notice from the Secured Party that is exercising exclusive control over the Account (a “Notice of Exclusive Control”), the Securities Intermediary will cease complying with entitlement orders of the Lien Grantor or any of its agents.
          (viii) Voting Rights. Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the voting of any financial assets credited to the Account.
          (ix) Permitted Investments. Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the selection of investments to be made and credited to the Account.

          (x) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Account and/or any financial assets credited thereto simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 12 hereof.
          (xi) Tax Reporting. All items of income, gain, expense and loss recognized in the Account or in respect of any financial assets credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.
     Section 10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary makes the following representations, warranties and covenants:
          (xii) The Account has been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated. The Securities Intermediary will not change the name or account number of the Account without the prior written consent of the Secured Party.
          (xiii) No financial asset credited to the Account is or will be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor, or specially indorsed to the Lien Grantor, unless such financial asset has been further indorsed by the Lien Grantor to the Securities Intermediary or in blank.
          (xiv) This Agreement is a valid and binding agreement of the Securities Intermediary enforceable in accordance with its terms.
          (xv) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person. The Securities Intermediary has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as agreed in Section 3 hereof.
     Section 11. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 12. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:
Lien Grantor:
Secured Party:
Securities Intermediary:
Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

     Section 13. Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the Secured Party has notified the Securities Intermediary in writing that the Transaction Lien has been terminated pursuant to the terms of the Security Agreement.

[NAME OF LIEN GRANTOR]

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral
Agent

By:

Name:
Title:

[NAME OF SECURITIES INTERMEDIARY]

By:

Name:
Title:

Exhibit A
[Letterhead of Secured Party]
[Date]
[Name and Address of Securities Intermediary]
Attention:
Re:     Notice of Exclusive Control
Ladies and Gentlemen:
     As referenced in the Securities Account Control Agreement dated as of                     ,                      among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over securities account number                                         (the “Account”), all financial assets from time to time credited thereto and all security entitlements in respect thereof. You are instructed not to accept any directions, instructions or entitlement orders with respect to the Account or the financial assets credited thereto from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.
     You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:

cc: [name of Lien Grantor]

Schedule 2
PLEDGED INVESTMENT PROPERTY
(other than Pledged Equity Interests)
OWNED DIRECTLY BY LIEN GRANTORS
(as of the date hereof)
PART 1 Securities

Jurisdiction of
Issuer	Organization	Amount Owned	Type of Security
The Reserve Fund	NNI	US$295,800,000	Mutual Fund
PART 2 Securities Accounts
     The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Securities Intermediary		Account Number	US$ at 1/18/2006
Banc of America Securities LLC	NNI	224-53989-1-8 QBR	$585,306,000
J.P. Morgan Securities	NNI	5015021	$299,000,000
Citigroup Asset Management	NNI	104132	$85,700,000
JP Morgan	NNI	30559371	$1,059,316
Morgan Stanley	NNI	369-058697-0-502	$339,544
Deutsche Bank	NNI	6TP-600519	$0

Debtor:	Secured Party:
Nortel Networks Inc.	JPMorgan Chase Bank, N.A.
c/o Nortel Networks Limited	270 Park Avenue
8200 Dixie Road, Suite 100	New York, NY 10017
MS: 036/NO/230
Brampton, Ontario L6T 5P6
Canada
ATTACHMENT A TO UCC FINANCING STATEMENT
     The collateral covered by this financing statement is all of the Debtor’s right, title and interest in, to and under the following property, whether now owned or existing, hereafter acquired or arising, or in which the Debtor now or hereafter has any rights, and wheresoever located (the “Collateral”):
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Deposit Accounts and all money contained therein;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all Goods;
     (vii) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);
     (viii) all Instruments;
     (ix) all Inventory;
     (x) all Investment Property;
     (xi) all Letter-of-Credit Rights;
     (xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of Debtor pertaining to any of its Collateral;
     (xiii) Debtor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Secured Party; and

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     (xiv) all Proceeds of the Collateral described in the foregoing clauses (i) through (xiii) ;
provided that, with respect to the security interests granted by Debtor, the following property shall be excluded from the foregoing security interests: (A) rights of Debtor under a lease, general intangible or other rights arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a Transaction Lien therein would (i) violate any law applicable to Debtor, or (ii) violate any restriction that is enforceable under applicable law in favor of any Person (other than any NNC Company), or result in an enforceable right in any Person (other than any NNC Company) to declare a default or an enforceable right to terminate or annul such lease, general intangible or other right but only for so long as any of the foregoing circumstances described in this clause (A) exists with respect to any such property (including after the application of Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the UCC), (B) (i) the Equity Interests and debt of NGSH, any direct or indirect Subsidiary of NGSH and, for so long as it is a tax exempt organization under Sec. 501(3) of the Internal Revenue Code, Nortel LearnIT, a Virginia non-stock corporation and (ii) any Equity Interests in or any debt of any Person, in each case, to the extent and only for so long as the grant of the Transaction Liens therein would constitute a violation of any provision of any shareholder agreement or other agreement with respect to such Equity Interests or debt among the Debtor and any other holders of Equity Interests or debt of such Person (other than any NNC Company), (C) any assets of Debtor that constitute Transferred Receivables and Related Transferred Rights on the date the Debtor executes the Security Agreement, (D) any asset of Debtor for so long as such asset is subject to a Purchase Money Mortgage that purports to prohibit a grant of the Transaction Liens thereon, (E) any Equity Interests in any Person organized under the laws of any jurisdiction outside of the United States or Canada, (F) any Equity Interests in any Canadian Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Subsidiary, (G) any Equity Interests in any Person the grant of a Transaction Lien on which would require the inclusion of separate financial statements of such Person in the filings by any NNC Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except to the extent such financial statements are currently being provided in the Exchange Act filings of any NNC Company on the Effective Date), (H) NNI’s securities account numbered 10-877864 with HSBC Bank USA National Association or an affiliate thereof and the Investment Property contained therein, (I) Deposit Accounts for which the relevant Depositary Bank’s jurisdiction is in Canada, (J) Securities Accounts for which the relevant Securities Intermediary’s jurisdiction is in Canada, and (K) any asset of NNI, other than any Covered Canadian Assets, for which the conflict of laws rules applicable in Canada or any province or territory thereof (a “Canadian Jurisdiction”) provided that (i) the validity, perfection or effect of perfection of the security interest purported to be created by the Security Agreement would be governed by the laws of a Canadian Jurisdiction (provided that this clause (i) shall not apply as result of any change in the conflict of laws rules applicable to a Canadian Jurisdiction which (X) becomes effective after the Effective Date and (Y) provides that the validity, perfection or effect of perfection of the security interest purported to be created by the Security Agreement in Goods, Inventory, or Equipment located in the United States of America

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would be governed by the laws of a Canadian Jurisdiction) or (ii) the situs of the asset is a Canadian Jurisdiction.
     The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.
     “2006 Credit Agreement” means that certain Credit Agreement dated as of February 14, 2006, among Nortel Networks Inc., as borrower, certain financial institutions, as lenders and agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.
     “2023 Notes” means the 6?% Notes due 2023 issued by Nortel Networks Limited pursuant to the Indenture dated as of November 30, 1988 among Nortel Networks Limited, the subsidiary guarantors party thereto and The Bank of New York, as successor to The Toronto-Dominion Bank Trust Company as trustee, as amended from time to time.
     “Account” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Authenticate” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Bond Obligations” means all principal of and interest (including, without limitation, any Post-Petition Interest) on and other amounts payable under the 2023 Notes.
     “Canadian Security Agreement” means the Canadian security agreement dated as of February 14, 2006, among Nortel Networks Corporation, Nortel Networks Limited, the Subsidiaries from time to time party thereto, JPMorgan Chase Bank, N.A., as Collateral Agent, and Export Development Canada, as amended from time to time.
     “Canadian Subsidiary” means, with respect to any Person, any Subsidiary of such Person (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of Canada or one of the Provinces or Territories of Canada.
     “Cash Collateral Accounts” means any cash collateral account established pursuant to Section 8(a) of the Security Agreement.
     “Chattel Paper” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Collateral Account” means the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.
     “Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Security Agreement and the other security documents, and its successors.

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     “Commodity Account” has the meaning assigned to such term in Section 9-102 of the UCC.
     “Commodity Account Control Agreements” means, with respect to any Commodity Account as to which Debtor is the Commodity Customer, an agreement by Debtor, the Collateral Agent and the relevant Commodity Intermediary that the Commodity Intermediary will apply any value distributed on account of the Commodity Contracts carried in such Commodity Account as directed by the Collateral Agent without further consent by Debtor. Each such agreement must be reasonably satisfactory in form and substance to the Collateral Agent.
     “Commodity Contract” has the meaning assigned to such term in Section 9-102 of the UCC.
     “Commodity Customer” has the meaning assigned to such term in Section 9-102 of the UCC.
     “Commodity Intermediary” has the meaning assigned to such term in Section 9-102 of the UCC.
     “Controlled Deposit Accounts” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).
     “Controlled Securities Accounts” means a Securities Account that (i) is maintained in the name of Debtor at an office of a Securities Intermediary whose jurisdiction (within the meaning of the UCC) is in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among Debtor, the Secured Party and such Securities Intermediary.
     “Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit B to the Security Agreement, executed and delivered by Debtor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Covered Canadian Asset” means accounts receivable, contract rights and intellectual property that are “intangibles” as defined by the Ontario Personal Property Security Act and, for greater certainty, that are not “goods”, “chattel paper”, “documents of title”, “instruments”, “money” or “securities” as defined by the Ontario Personal Property Security Act.
     “Credit Agreement” means the EDC Support Facility, and the 2006 Credit Agreement; and any reference to the “principal amount” of or outstanding under any Credit Agreement includes the outstanding principal or face amount of obligations, contingent or otherwise, of Nortel Networks Limited, a Canadian corporation, and its Subsidiaries under the EDC Support Facility.

4

     “Deposit Account” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Deposit Account Control Agreement” means, with respect to any Deposit Account of Debtor maintained with a Depositary Bank whose jurisdiction (within the meaning of the UCC) is in the United States of America, an agreement among Debtor, the Collateral Agent and the relevant Depositary Bank, set forth in an Authenticated Record, (i) that such Depositary Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by Debtor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and fees and any uncollected funds previously credited thereto).
     “Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.
     “Design Security Agreement” means a Design Security Agreement, substantially in the form of Exhibit E to the Security Agreement (with any changes that the Collateral Agent shall have reasonably approved).
     “Designated Hedging Agreement” obligations under any Hedging Agreement with any Lender or affiliate of a Lender as an additional Secured Obligation, designated by Debtor by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such Hedging Agreement, specifying the name and address of the other party thereto, the notional principal amount thereof and the expiration date thereof and (ii) states that Debtor’s obligations, as applicable, thereunder are designated as Secured Obligations for purposes of the Security Agreement; provided that the holder of such Designated Hedging Agreement shall have provided a supplement to the Security Agreement agreeing to be bound by the terms of the Security Agreement that are applicable to it including, without limitation, Section 18 of the Security Agreement.
     “Documents” has the meaning assigned to such term in Article 9-102 of the UCC.
     “EDC Support Facility” means the facility made available by Export Development Canada to Nortel Networks Limited pursuant to the Amended and Restated Master Facility Agreement dated October 24, 2005, as such agreement may be amended or supplemented from time to time, guaranteed by NNI and Nortel Networks Corporation pursuant to the Guarantee Agreement during the period in which the Guarantee Agreement is in effect; provided that the face amount of obligations thereunder shall not exceed US$750,000,000.
     “EDC Support Facility Obligations” means all reimbursement and indemnity obligations, contingent or otherwise, and obligations to repay interest and fees of Nortel Networks Limited under the EDC Support Facility.
     “Effective Date” means February 14, 2006.

5

     “Entitlement Orders” has the meaning assigned to such term in Section 8-102 of the UCC.
     “Equipment” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Equity Interests” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.
     “Financial Assets” has the meaning assigned to such term in Article 8-102 and 103 of the UCC.
     “Goods” has the meaning assigned to such term in Article 9-102 of the UCC.
     “General Intangibles” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Guarantee Agreement” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement, a copy of which may be obtained from the Secured Party.
     “Hedging Agreement” means (i) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement and (ii) any hedging agreement in respect of common stock entered into in order to hedge exposure under stock option plans or other benefit plans for employees, directors or consultants of Nortel Networks Corporation and its Subsidiaries, but in each case only if such agreement or arrangement is entered into with a Lender or an affiliate thereof.
     “Instruments” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Intellectual Property Security Agreement” means a Copyright Security Agreement, a Design Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.
     “Inventory” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Investment Property” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit F to the Security Agreement (with any changes that the Collateral Agent shall have reasonably approved).

6

     “Lender” means each Lender holding a Tranche A Commitment or a Tranche A Loan under the 2006 Credit Agreement.
     “Letter-of-Credit Right” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “NGSH” means Nortel Government Solutions Holdings Corporation, a Delaware corporation, and any successors.
     “NNC Company” means, collectively, Nortel Networks Corporation, a Canadian corporation, and any of its Subsidiaries.
     “NNI” means Nortel Networks Inc., a Delaware corporation, and any successors.
     “Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit C to the Security Agreement, executed and delivered by Debtor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Permitted Receivables Financing” means (i) any Qualified Receivables Transaction and (ii) and any Receivables Transaction after giving effect to which the mandatory prepayment provisions of the 2006 Credit Agreement are not contravened.
     “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Post-Petition Interest” means, with respect to any obligation of any Person, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of such Person (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned

7

premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
     “Purchase Money Mortgage” means, (i) a mortgage on or security interest in property existing at the time of acquisition thereof by Debtor and not incurred in contemplation of such acquisition and (ii) any mortgage on or security interest in any property acquired, constructed or improved by Debtor incurred after the date hereof which is related solely to, and is created or assumed contemporaneously with, or within 180 days after, such acquisition, or completion of such construction or improvement, to secure or provide for the payment of the purchase price thereof or the cost of construction or improvement thereon incurred after February 14, 2006 (including the cost of any underlying real property); provided that in the case of any such acquisition, construction or improvement, the mortgage or security interest shall not apply to any after acquired property of Debtor (other than improvements thereon and fixtures) or to any property previously owned by Debtor other than, in the case of any such construction or improvement, any real property, theretofore substantially unimproved for the purposes of Debtor, on which the property so constructed, or the improvement, is located and other than a fixture on the real property on which the property so constructed, or the improvement, is located; and provided further that the amount secured by the mortgage or security interest shall not exceed the purchase price thereof or the cost of construction or improvement thereon plus reasonable fees and expenses with respect thereto.
     “Qualified Receivables Transaction” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement, a copy of which may be obtained from the Secured Party.
     “Receivables Transaction” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement, a copy of which may be obtained from the Secured Party.
     “Record” has the meaning assigned to such term in Article 9-102 of the UCC.
     “Related Transferred Rights” means (i) Transferred Receivables, (ii) rights to payment and collections in respect of such Transferred Receivables, (iii) Supporting Obligations in respect of such Transferred Receivables, (iv) all invoices, documents, books, records and other information with respect to such Transferred Receivables or the obligors thereon, (v) with respect to any such Transferred Receivables, the transferee’s interest in the product (including returned product), the sale of which by such transferee gave rise to such Transferred Receivables and (vi) all Proceeds of the items described in the foregoing clauses.
     “Secured Obligations” means (i) the Tranche A Obligations, (ii) the Bond Obligations, (iii) the EDC Support Facility Obligations and (iv) any obligation of Debtor under a Designated Hedging Agreement.
     “Secured Parties” means the holders from time to time of the Secured Obligations.
     “Securities Account” has the meaning assigned to such term in Article 8-501 of the UCC.

8

     “Securities Account Control Agreement” means, when used with respect to a Securities Account, a Securities Account Control Agreement substantially in the form of Exhibit G to the Security Agreement (with any changes that the Collateral Agent shall have reasonably approved) among the relevant Securities Intermediary, Debtor and the Collateral Agent to the effect that such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent with respect to such Securities Account without further consent by the Debtor.
     “Securities Intermediary” has the meaning assigned to such term in Article 8-102 of the UCC.
     “Security Agreement” means that certain U.S. Security Agreement, dated as of February 14, 2006, among Nortel Networks Inc., the subsidiary lien grantors from time to time party thereto, JPMorgan Chase Bank, N.A. and Export Development Canada, as the same may be amended, restated or otherwise modified from time to time.
     “Security Agreement Supplements” means a Security Agreement Supplement, substantially in the form of Exhibit A to the Security Agreement, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party to the Security Agreement pursuant to Section 20 of the Security Agreement and/or adding additional personal property to the Collateral.
     “Security Documents” means the Security Agreement, the Canadian Security Agreement, the Security Agreement Supplements, the Commodity Account Control Agreements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements or similar instruments delivered pursuant to any Credit Agreement or any other Security Document.
     “Security Entitlements” has the meaning assigned to such term in Article 8-102 of the UCC.
     “Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of NNI.
     “Supporting Obligations” has the meaning assigned to such term in Section 9-102 of the UCC.
     “Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit D to the Security Agreement, executed and delivered by Debtor in favor of the Collateral Agent for the benefit of the Secured Parties.

9

     “Tranche A Commitment” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement, a copy of which is available from the Secured Party.
     “Tranche A Loan” has the meaning set forth in Section 1.01 of the 2006 Credit Agreement, a copy of which is available from the Secured Party.
     “Tranche A Obligations” means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any Tranche A Loan and (ii) all other amounts payable by Nortel Networks Limited in connection with the Tranche A Loans under the 2006 Credit Agreement.
     “Transaction Lien” means the Liens granted by the Debtor under the Security Documents.
     “Transferred Receivables” means any receivables that have been sold, pledged, contributed or otherwise transferred in connection with a Permitted Receivables Financing.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

10

SCHEDULE 4
ASSET AND REVENUE DISCLOSURE

(as of September 30, 2005)
Credit Party revenue as of September 30th, 2005

ENTITY	REVENUE	ASSETS
NNI	$3.749B	$6.736B
NNL	$0.683B	$3.864B
NNC	$0B	$.091B
TOTAL CREDIT PARTIES	$4.432B	$10.691B
TOTAL US/CDN	$4.757B	$11.616B
NNI/NNL/NNC COVERAGE	93%	92%

SCHEDULE 5
PRINCIPAL U.S. CASH MANAGEMENT ACCOUNTS OF LIEN GRANTORS
(as of January 18, 2006)

		ACCOUNT
BANK	ENTITY	NUMBER	US $ AT 1/18/2006
Citibank NY	NNI	30508403	$769,742
Citibank NY	NNI	30463444	$592,394